                                                                 Exhibit (17)(k)


ADVANTUS FIXED INCOME AND BLENDED FUNDS

[ADVANTUS(TM) CAPITAL MANAGEMENT LOGO]

PROSPECTUS DATED JANUARY 31, 2003


AS WITH ALL MUTUAL FUNDS, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR COMPLETE, NOR HAS IT APPROVED THE FUND'S SECURITIES. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE.

ADVANTUS BOND FUND, INC.
AN AGGREGATE BOND FUND

ADVANTUS INTERNATIONAL BALANCED FUND, INC.
AN INTERNATIONAL STOCK AND BOND FUND

ADVANTUS MONEY MARKET FUND, INC.
A MONEY MARKET SECURITIES FUND

ADVANTUS MORTGAGE SECURITIES FUND, INC.
A MORTGAGE - RELATED SECURITIES FUND

ADVANTUS SPECTRUM FUND, INC.
AN ASSET ALLOCATION FUND

CUT DOWN PAPERWORK, NOT TREES

ADVANTUS NOW OFFERS E-DELIVERY OF PROSPECTUSES, ANNUAL AND SEMI-ANNUAL REPORTS. TO FIND OUT MORE, CALL ADVANTUS SHAREHOLDER SERVICES AT (800) 665-6005.

ADVANTUS FIXED INCOME AND BLENDED FUNDS

This prospectus provides you with information about the five Advantus fixed income and blended funds (Fund or Funds). The Funds are all members of the Advantus family of funds (Advantus Funds), a mutual fund complex comprised of eleven different funds. The Advantus Funds other than Advantus Money Market Fund, Inc. are referred to as "Advantus Multiple Class Funds."

TABLE OF CONTENTS

                                                      Page No.
THE FUNDS IN SUMMARY ..............................           3
        Bond Fund .................................           3
        International Balanced Fund ...............           8
        Money Market Fund .........................          12
        Mortgage Securities Fund ..................          15
        Spectrum Fund .............................          19

INVESTING IN THE FUNDS ............................          23
        Managing the Funds ........................          23
        Advisory Fees .............................          25
        Investment Objective, Policies and
        Practices .................................          25
          Bond Fund ...............................          25
          International Balanced Fund .............          28
          Money Market Fund .......................          30
          Mortgage Securities Fund ................          31
          Spectrum Fund ...........................          34
        Defining Risks ............................          37

BUYING AND SELLING SHARES .........................          41
        Choosing a Share Class ....................          41
        International Balanced Fund Redemption
        Fee .......................................          41
        Sales and Distribution Charges ............          42
        Reducing Sales Charges ....................          45
        Buying Shares .............................          47
        Selling Shares ............................          49
        Exchanging Shares .........................          51
        Telephone Transactions ....................          51
        Internet Transactions .....................          52
        Account Requirements ......................          52

DISTRIBUTIONS AND TAXES ...........................          53
        Dividends and Capital Gains
        Distributions .............................          53
        Taxes .....................................          53

FINANCIAL HIGHLIGHTS ..............................          55
        Bond Fund .................................          55
        International Balanced Fund ...............          58
        Money Market Fund .........................          61
        Mortgage Securities Fund ..................          62
        Spectrum Fund .............................          65

OTHER INFORMATION .................................          68
        Service Providers .........................          68
        Advantus Family of Funds ..................          69
        Additional Information About the Funds ....  Back Cover
        How to Obtain Additional Information ......  Back Cover

                                                                       [GRAPHIC]

                                                            THE FUNDS IN SUMMARY

--------------------
FOR YOUR INFORMATION
--------------------
A mutual fund is an investment company that invests the money of many people in a variety of securities to seek a specific objective over time. An open-end mutual fund buys back an investor's shares at the fund's current net asset value.
---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

Advantus Bond Fund, Inc. (Bond Fund), Advantus International Balanced Fund, Inc. (International Balanced Fund), Advantus Money Market Fund, Inc. (Money Market
Fund), Advantus Mortgage Securities Fund, Inc. (Mortgage Securities Fund) and Advantus Spectrum Fund, Inc. (Spectrum Fund) are all open-end, diversified investment companies, commonly called mutual funds. Each of the Funds, except Money Market Fund, lets you choose among three classes of shares that offer different sales charges and bear different expenses. Money Market Fund offers one class of shares. These alternatives allow you to choose the share class that you believe is most beneficial given the amount of your purchase, the length of time you expect to hold onto the shares and whether you plan to make additional investments.

This section gives you a brief summary of each Fund's investment policies, practices and main risks, as well as performance and fee information. More detailed information about the Funds follows this summary.

Keep in mind that, in addition to the main risks summarized for each Fund below, an investment in a Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and that it is possible to lose money by investing in any Fund. Although Money Market Fund seeks to preserve the value of your investment at $1.00 per share, it is also possible to lose money by investing in the Money Market Fund. You should also note that since a Fund may make frequent changes in its portfolio securities, such changes may result in higher Fund costs and may adversely affect your return.

BOND FUND

INVESTMENT OBJECTIVE AND POLICIES. Bond Fund seeks a high level of current income consistent with prudent investment risk.

The Fund invests in a variety of investment-grade debt securities. These debt securities include, among other things, corporate and mortgage-backed securities, debt securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, asset-backed securities and other debt obligations of U.S. banks or savings and loan associations. In selecting securities, the Fund's investment adviser considers factors such as industry outlook, current and anticipated market and economic conditions, general levels of debt prices and issuer operations.

MAIN RISKS. An investment in Bond Fund may be subject to various risks including the following types of main risk:

    - CALL RISK - the risk that securities with high interest rates will be prepaid by the issuer prior to maturity, particularly during periods of falling interest rates, causing the Fund to reinvest the proceeds in other securities with generally lower interest rates

                                                  THE FUNDS IN SUMMARY         3

    - CREDIT RISK - the risk that an issuer of a debt security or fixed income obligation will not make payments on the security or obligation when due

    - EXTENSION RISK - the risk that rising interest rates could cause property owners to prepay their mortgages more slowly than expected, resulting in slower prepayments of mortgage-backed securities

    - INCOME RISK - the risk that the Fund's income may decrease due to falling interest rates

    - INTEREST RATE RISK - the risk that the value of a debt security or fixed income obligation will decline due to changes in market interest rates (note: one measure of interest rate risk is effective duration, explained under "Investing in the Funds - Investment Objective, Policies and Practices")

    - PREPAYMENT RISK - the risk that falling interest rates could cause prepayments of securities to occur more quickly than expected, causing the Fund to reinvest the proceeds in other securities with generally lower interest rates

4             THE FUNDS IN SUMMARY

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.
--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

FUND PERFORMANCE. The following bar chart and table show Bond Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

    CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'93  11.34%
'94  -5.75%
'95  20.63%
'96   2.48%
'97  10.05%
'98   5.31%
'99  -2.57%
'00  10.64%
'01   8.00%
'02   9.78%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

Best Quarter:                (Q2'95)      7.20%

Worst Quarter:               (Q1'94)     -4.78%

      AVERAGE ANNUAL TOTAL RETURN
      (FOR THE PERIODS ENDING DECEMBER 31, 2002)
                                                                                            From       From
                                                                                          Inception  Inception
                                                               1 Year  5 Years  10 Years  (Class B)  (Class C)
      Class A Before Taxes(1)
       (inception 8/14/87)                                %     4.84     5.15      6.26       --         --
      Class A After Taxes on Distributions                      2.86     2.76      3.64       --         --
      Class A After Taxes on Distributions and
       Redemptions                                              2.89     2.89      3.66       --         --
      Class B Before Taxes
       (inception 8/19/94)                                      3.95     5.14        --     6.52         --
      Class C Before Taxes
       (inception 3/1/95)                                       8.97     5.33        --       --       6.53
      Lehman Brothers Aggregate Bond Index                     10.27     7.54      7.51     8.21(a)    8.30(b)

 (a)  Measurement period started 8/19/94.
 (b)  Measurement period started 3/1/95.
 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 4.5% was in effect at the beginning of each period shown. The maximum initial sales charge was 5.0% prior to February 1, 1999.

                                                  THE FUNDS IN SUMMARY         5

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Bond Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                CLASS A     CLASS B   CLASS C
      SHAREHOLDER FEES
       (fees paid directly from your investment)
      Maximum Sales Charge on
       Purchases
       (as a percentage of offering
       price)                            %        4.50        none      none
      Maximum Deferred Sales Charge
       (as a percentage of sales
       proceeds)                         %        1.00(a)     5.00      none
      Exchange Fees
      -On First Twelve Exchanges
       Each Year                                  none        none      none
      -On Each Additional Exchange       $        7.50        7.50      7.50
      Low Balance Fee (b)                $       10.00       10.00     10.00

      ANNUAL FUND OPERATING EXPENSES
       (expenses that are deducted from Fund assets)
      Management Fees                    %        0.60        0.60      0.60
      Rule 12b-1 Fees                    %        0.25        1.00      1.00
      Other Expenses                     %        1.07        1.07      1.07

      TOTAL ANNUAL FUND OPERATING
       EXPENSES (c)                      %        1.92        2.67      2.67

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .30% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.15% for Class A shares and 1.90% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such waiver or absorption at any time at its sole discretion.

6             THE FUNDS IN SUMMARY

EXAMPLE. This example is intended to help you compare the costs of investing in Bond Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                      1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $     636     1,026    1,440     2,592
      Class B                          770     1,179    1,565     2,737
      Class C                          270       829    1,415     2,822

You would pay the following expenses if you did not redeem your shares:

                                      1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $     636     1,026    1,440     2,592
      Class B                          270       829    1,415     2,737
      Class C                          270       829    1,415     2,822

                                                  THE FUNDS IN SUMMARY         7

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

INTERNATIONAL BALANCED FUND

INVESTMENT OBJECTIVE AND POLICIES. International Balanced Fund seeks a high level of total return.

The Fund invests in equity and debt securities issued by large and small international companies and governmental agencies. Normally, the Fund invests approximately 50% to 70% of its assets in international equity securities. In addition, the Fund invests approximately 30% to 50% of its assets in international investment-grade debt securities.

In selecting equity securities the Fund's investment sub-adviser relies primarily on its analysis of the current market price of a company's securities relative to the company's long-term earnings potential. Debt securities are selected, after an analysis of trends in interest rates and economic conditions, based on the sub-adviser's judgment as to which securities are more likely to perform well under those conditions.

MAIN RISKS. An investment in International Balanced Fund may be subject to various risks including the following types of main risk:

    - CREDIT RISK - the risk that an issuer of a debt security or fixed income obligation will not make payments on the security when due

    - CURRENCY RISK - the risk that changes in foreign currency exchange rates will increase or decrease the value of foreign securities or the amount of income or gain received on such securities

    - FOREIGN SECURITIES RISK - the risk that the value of foreign companies or foreign government securities may be subject to greater volatility than domestic securities due to additional factors related to investing in foreign securities

    - FUND RISK - the risk that Fund performance may not meet or exceed that of the market as a whole

    - INCOME RISK - the risk that the Fund's income may decrease due to falling interest rates

    - INTEREST RATE RISK - the risk that the value of a debt security or fixed income obligation will decline due to changes in market interest rates (note: one measure of interest rate risk is effective duration, explained under "Investing in the Funds - Investment Objective, Policies and Practices")

    - MARKET RISK - the risk that equity securities are subject to adverse trends in equity markets

8             THE FUNDS IN SUMMARY

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.
--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

FUND PERFORMANCE. The following bar chart and table show International Balanced Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

     CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'95  12.63%
'96  17.41%
'97   5.12%
'98   3.55%
'99  15.66%
'00   1.27%
'01  -8.74%
'02  -3.73%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

     Best Quarter:                (Q4'98)       9.83%
     Worst Quarter:               (Q3'02)     -12.45%

      AVERAGE ANNUAL TOTAL RETURN
      (FOR THE PERIODS ENDING DECEMBER 31, 2002)
                                                                     From            From            From
                                                                   Inception       Inception       Inception
                                       1 Year        5 Years       (Class A)       (Class B)       (Class C)
      Class A Before Taxes(1)
       (inception 9/16/94)       %          -9.02          .14           3.54              --              --
      Class A After Taxes on
       Distributions                        -9.09        -1.25           1.76              --              --
      Class A After Taxes on
       Distributions and
       Redemptions                          -5.50         -.23           2.23              --              --
      Class B Before Taxes
       (inception 1/31/97)                  -9.27          .20             --             .74              --
      Class C Before Taxes
       (inception 3/1/95)                   -4.49          .45             --              --            4.31
      MSCI EAFE Index                      -15.65        -2.61          -1.37(a)        -2.82(b)         -.52(c)
      J.P. Morgan Non-U.S.
       Government Bond Index                22.09         4.97           5.67(a)         4.28(b)         5.18(c)
      Blended Index(2)                      -1.57          .76           1.71(a)          .26(b)         1.94(c)

 (a)  Measurement period started 9/16/94.
 (b)  Measurement period started 1/31/97.
 (c)  Measurement period started 3/1/95.
 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 5.5% was in effect at the beginning of each period shown. The maximum initial sales charge was 5.0% prior to February 1, 1999.
 (2) The Blended Index is comprised of 60% MSCI EAFE Index and 40% J.P. Morgan Non-U.S. Government Bond Index.

                                                  THE FUNDS IN SUMMARY         9

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in International Balanced Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                                      CLASS A         CLASS B         CLASS C
 SHAREHOLDER FEES
  (fees paid directly from your investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)                        %             5.50            none             none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)                        %             1.00(a)         5.00             none
 Redemption Fees (b)                                         %             2.00            2.00             2.00
 Exchange Fees
 -On First Twelve Exchanges Each Year                                      none            none             none
 -On Each Additional Exchange                                $             7.50            7.50             7.50
 Low Balance Fee (c)                                         $            10.00           10.00            10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
 Management Fees                                             %             0.70            0.70             0.70
 Rule 12b-1 Fees                                             %             0.25            1.00             1.00
 Other Expenses                                              %             0.77            0.77             0.77

 TOTAL ANNUAL FUND OPERATING EXPENSES (d)                    %             1.72            2.47             2.47

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Redemptions of shares purchased after January 31, 2003, including exchange redemptions, within 60 days of purchase will be subject to a short-term redemption fee equal to 2.00% of redemption proceeds, which will be retained by the Fund.
 (c) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (d) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .72% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.67% for Class A shares and 2.42% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

10             THE FUNDS IN SUMMARY

EXAMPLE. This example is intended to help you compare the costs of investing in International Balanced Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $    715    1,062    1,432     2,469
      Class B                         750    1,120    1,466     2,535
      Class C                         250      770    1,316     2,621

You would pay the following expenses if you did not redeem your shares.

                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $    715    1,062    1,432     2,469
      Class B                         250      770    1,316     2,535
      Class C                         250      770    1,316     2,621

                                                 THE FUNDS IN SUMMARY         11

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

MONEY MARKET FUND

INVESTMENT OBJECTIVE AND POLICIES. Money Market Fund seeks a high level of current income to the extent consistent with the preservation of capital and maintenance of liquidity.

The Fund invests in a variety of U.S. dollar denominated money market securities.

MAIN RISKS. An investment in Money Market Fund may be subject to various risks including the following types of main risk:

    - CREDIT RISK - the risk that an issuer of debt securities or other fixed income obligations will not make payments on the securities when due

    - INCOME RISK - the risk that the Fund's income may decrease due to falling interest rates

    - INFLATION RISK - the risk that inflation will erode the purchasing power of the value of securities held by the Fund or the Fund's dividends

    - INTEREST RATE RISK - the risk that the value of a fixed income obligation will decline due to changes in market interest rates

12             THE FUNDS IN SUMMARY

FUND PERFORMANCE. The following bar chart and table show Money Market Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows the Fund's average annual return over a one, five and ten year period. The chart and table assume reinvestment of dividends. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

     YEAR TO YEAR TOTAL RETURN (AS OF DECEMBER 31)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'93  2.45%
'94  3.44%
'95  5.17%
'96  4.63%
'97  4.76%
'98  4.70%
'99  4.32%
'00  5.60%
'01  3.54%
'02  1.03%

Best Quarter:                (Q3'00)      1.45%

Worst Quarter:               (Q4'02)       .21%

You may obtain up-to-date information about the Fund's seven-day current yield and seven-day effective yield by calling Advantus Shareholder Services at
(800) 665-6005.

      AVERAGE ANNUAL TOTAL RETURN
      (FOR THE PERIODS ENDING DECEMBER 31, 2002)
                                           1 Year   5 Years  10 Years
      Money Market Fund                %     1.03     3.82      3.95

                                                 THE FUNDS IN SUMMARY         13

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Money Market Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


 SHAREHOLDER FEES
  (fees paid directly from your investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)                          %          none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)                          %          none
 Exchange Fees
 -On First Twelve Exchanges Each Year                                     none
 -On Each Additional Exchange                                  $          7.50
 Low Balance Fee (a)                                           $         10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
 Management Fees                                               %          0.50
 Rule 12b-1 Fees                                               %          0.25
 Other Expenses                                                %          0.81

 TOTAL ANNUAL FUND OPERATING EXPENSES (b)                      %          1.56

 (a) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (b) Securian Financial Services, Inc. (Securian Financial), the Fund's underwriter, has voluntarily agreed to waive all of the Rule 12b-1 fees. Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .35% of average net assets of the Fund. After such waiver and absorption, the ratio of total fund operating expenses to average net assets will be .85%. Securian Financial and Advantus Capital reserve the right to discontinue such waiver or absorption, respectively, at any time at their sole discretion.

EXAMPLE. This example is intended to help you compare the costs of investing in Money Market Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Money Market Fund          $    159      493      850     1,856

14             THE FUNDS IN SUMMARY

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

MORTGAGE SECURITIES FUND

INVESTMENT OBJECTIVE AND POLICIES. Mortgage Securities Fund seeks a high level of current income consistent with prudent investment risk.

The Fund invests primarily in mortgage-related securities, including investment-grade securities representing interests in pools of mortgage loans. In addition, the Fund may invest in a variety of other mortgage-related securities including collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities. In selecting securities the Fund's investment adviser considers factor such as prepayment risk, liquidity, credit quality and the type of loan and collateral underlying the security, as well as trends in economic conditions and interest rates.

MAIN RISKS. An investment in Mortgage Securities Fund may be subject to various risks including the following types of main risk:

    - CALL RISK - the risk that callable securities with high interest rates will be prepaid by the issuer prior to maturity, particularly during periods of falling interest rates, causing the Fund to reinvest the proceeds in other securities with generally lower interest rates

    - CONCENTRATION RISK - the risk that the Fund's performance may be more susceptible to a single economic, regulatory or technological occurrence than an investment portfolio that does not concentrate its investments in a single industry. The Fund concentrates its investments in the mortgage and mortgage-finance industry.

    - CREDIT RISK - the risk that an issuer of a mortgage-backed security or fixed income obligation will not make payments on the security when due

    - EXTENSION RISK - the risk that rising interest rates could cause property owners to prepay their mortgages more slowly than expected, resulting in slower prepayments of mortgage-backed securities

    - INCOME RISK - the risk that the Fund's income may decrease due to falling interest rates

    - INTEREST RATE RISK - the risk that the value of a mortgage-backed security or fixed income obligation will decline due to changes in market interest rates (note: one measure of interest rate risk is effective duration, explained under "Investing in the Funds - Investment Objectives, Policies and Practices")

    - LIQUIDITY RISK - the risk that mortgage-related securities purchased by the Fund, including restricted securities determined by the Fund's investment adviser to be liquid at the time of purchase, may prove to be illiquid or otherwise subject to reduced liquidity due to changes in market conditions or quality ratings, or to errors in judgment by the investment adviser.

    - PREPAYMENT RISK - the risk that falling interest rates could cause prepayments of securities to occur more quickly than expected, causing the Fund to reinvest the proceeds in other securities with generally lower interest rates

                                                 THE FUNDS IN SUMMARY         15

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.
--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

FUND PERFORMANCE. The following bar chart and table show Mortgage Securities Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

    CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'93   8.44%
'94  -3.59%
'95  17.28%
'96   4.49%
'97   9.42%
'98   6.94%
'99   1.52%
'00  12.12%
'01   8.85%
'02   9.15%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

Best Quarter:                (Q2'95)      5.72%

Worst Quarter:               (Q1'94)     -3.78%

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2002)
                                                                                                     From         From
                                                                                                   Inception    Inception
                                                              1 Year        5 Years    10 Years    (Class B)    (Class C)
 Class A Before Taxes(1)
  (inception 8/3/85)                                  %            4.24      6.67        6.83           --           --
 Class A After Taxes on Distributions                              1.72      3.91        4.06           --           --
 Class A After Taxes on Distributions and
  Redemptions                                                      2.53      3.92        4.04           --           --
 Class B Before Taxes
  (inception 8/19/94)                                              3.34      6.63          --         7.39           --
 Class C Before Taxes
  (inception 3/1/95)                                               8.44      6.86          --           --         7.41
 Lehman Brothers Mortgage-Backed Securities Index                  8.75      7.34        7.28         8.12(a)      8.13(b)

 (a)  Measurement period started 8/19/94.
 (b)  Measurement period started 3/1/95.
 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 4.5% was in effect at the beginning of each period shown. The maximum initial sales charge was 5.0% prior to February 1, 1999.

16             THE FUNDS IN SUMMARY

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Mortgage Securities Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                CLASS A     CLASS B     CLASS C
      SHAREHOLDER FEES
       (fees paid directly from your investment)
      Maximum Sales Charge on
       Purchases
       (as a percentage of offering
       price)                            %        4.50        none        none
      Maximum Deferred Sales Charge
       (as a percentage of sales
       proceeds)                         %        1.00(a)     5.00        none
      Exchange Fees
      -On First Twelve Exchanges
       Each Year                                  none        none        none
      -On Each Additional Exchange       $        7.50        7.50        7.50
      Low Balance Fee (b)                $       10.00       10.00       10.00

      ANNUAL FUND OPERATING EXPENSES
       (expenses that are deducted from Fund assets)
      Management Fees                    %       0.475       0.475       0.475
      Rule 12b-1 Fees                    %        0.25        1.00        1.00
      Other Expenses                     %       0.485       0.485       0.485

      TOTAL ANNUAL FUND OPERATING
       EXPENSES (c)                      %        1.21        1.96        1.96

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .25% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be .975% for Class A shares and 1.725% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

                                                 THE FUNDS IN SUMMARY         17

EXAMPLE. This example is intended to help you compare the costs of investing in Mortgage Securities Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $    568      817    1,085     1,850
      Class B                         699      965    1,207     2,000
      Class C                         199      615    1,057     2,091

You would pay the following expenses if you did not redeem your shares.

                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $    568      817    1,085     1,850
      Class B                         199      615    1,057     2,000
      Class C                         199      615    1,057     2,091

18             THE FUNDS IN SUMMARY

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

SPECTRUM FUND

INVESTMENT OBJECTIVE AND POLICIES. Spectrum Fund seeks the most favorable total return - from capital appreciation, interest and dividends - consistent with preservation of capital.

The composition of the Fund's investment portfolio will vary with prevailing economic conditions. As a result, the Fund may invest in various types and classes of securities including equity securities, investment-grade debt securities, money market securities and mortgage-related securities. The Fund's portfolio is allocated among these asset classes based on a risk/return analysis by the Fund's investment adviser as to current economic and market conditions, trends in investment yields and interest rates, changes in fiscal or monetary policies and other relevant factors.

MAIN RISKS. An investment in Spectrum Fund may be subject to various risks including the following types of main risk:

    - CREDIT RISK - the risk that an issuer of debt securities or other fixed income obligations will not make payments on the securities when due

    - FUND RISK - the risk that Fund performance may not meet or exceed that of the market as a whole

    - INCOME RISK - the risk that the Fund's income may decrease due to falling interest rates

    - INTEREST RATE RISK - the risk that the value of a debt security or other fixed income obligation will increase or decrease due to changes in market interest rates (note: one measure of interest rate risk is effective duration, explained under "Investing in the Funds - Investment Objective, Policies and Practices")

    - MARKET RISK - the risk that equity and debt securities are subject to adverse trends in equity and debt markets

                                                 THE FUNDS IN SUMMARY         19

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.
--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

FUND PERFORMANCE. The following bar chart and table show Spectrum Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

     CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'93    5.51%
'94   -2.14%
'95   24.12%
'96   11.58%
'97   18.18%
'98   22.60%
'99   14.64%
'00  -10.33%
'01  -15.27%
'02   -9.30%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

Best Quarter:                (Q4'98)      14.70%
Worst Quarter:               (Q1'01)     -17.38%

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2002)
                                                                                                          From         From
                                                                                                        Inception    Inception
                                                              1 Year          5 Years       10 Years    (Class B)    (Class C)
 Class A Before Taxes(1)
  (inception 11/16/87)                                %           -14.29          -1.75       4.46           --           --
 Class A After Taxes on Distributions                             -14.95          -3.50       2.27           --           --
 Class A After Taxes on Distributions and
  Redemptions                                                      -8.69          -1.70       2.91           --           --
 Class B Before Taxes
  (inception 8/19/94)                                             -14.55          -1.66         --         4.95           --
 Class C Before Taxes
  (inception 3/1/95)                                              -10.05          -1.37         --           --         4.66
 S&P 500 Index                                                    -22.11           -.59         --         9.73(a)      9.74(b)
 Lehman Brothers Aggregate Bond Index                              10.27           7.54       7.51         8.45(a)      8.23(b)
 Blended Index(2)                                                  -9.80           3.10       8.93         9.55(a)      9.57(b)

 (a)  Measurement period started 8/19/94.
 (b)  Measurement period started 3/1/95.
 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 5.5% was in effect at the beginning of each period shown. The maximum initial sales charge for Class A shares was 5.0% prior to February 1, 1999.
 (2) The blended index is comprised of 60% S&P 500 Index and 40% Lehman Brothers Aggregate Bond Index.

20             THE FUNDS IN SUMMARY

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Spectrum Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                                    CLASS A     CLASS B     CLASS C
      SHAREHOLDER FEES
       (fees paid directly from your investment)
      Maximum Sales Charge on Purchases
       (as a percentage of offering price)                   %        5.50        none        none
      Maximum Deferred Sales Charge
       (as a percentage of sales proceeds)                   %        1.00(a)     5.00        none
      Exchange Fees
      -On First Twelve Exchanges Each Year                            none        none        none
      -On Each Additional Exchange                           $        7.50        7.50        7.50
      Low Balance Fee (b)                                    $       10.00       10.00       10.00

      ANNUAL FUND OPERATING EXPENSES
       (expenses that are deducted from Fund assets)
      Management Fees                                        %        0.50        0.50        0.50
      Rule 12b-1 Fees                                        %        0.25        1.00        1.00
      Other Expenses                                         %        0.77        0.77        0.77

      TOTAL ANNUAL FUND OPERATING EXPENSES (c)               %        1.52        2.27        2.27

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .57% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.32% for Class A shares and 2.07% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

                                                 THE FUNDS IN SUMMARY         21

EXAMPLE. This example is intended to help you compare the costs of investing in Spectrum Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $    696    1,004    1,333     2,263
      Class B                         730    1,059    1,365     2,329
      Class C                         230      709    1,215     2,417

You would pay the following expenses if you did not redeem your shares:

                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS
      Class A                    $    696    1,004    1,333     2,263
      Class B                         230      709    1,215     2,329
      Class C                         230      709    1,215     2,417

22             THE FUNDS IN SUMMARY

                                                                       [GRAPHIC]

                                                          INVESTING IN THE FUNDS

--------------------
FOR YOUR INFORMATION
--------------------
One of the advantages of investing in mutual funds is continuous professional management of your investment. Skilled, experienced professionals manage the Funds' assets.

MANAGING THE FUNDS

The investment adviser of each of the Funds is Advantus Capital
Management, Inc. (Advantus Capital), 400 Robert Street North, St. Paul, Minnesota 55101. Since its inception in 1994, Advantus Capital has provided investment advisory services for the Funds and other Advantus Funds, and has managed investment portfolios for various private accounts, including its affiliate, Minnesota Life Insurance Company (Minnesota Life). Advantus Capital manages each Fund's investments and furnishes all necessary office facilities, equipment and personnel for servicing the Fund's investments. Both Advantus Capital and Minnesota Life are wholly-owned subsidiaries of Securian Financial Group, Inc., which is a second-tier subsidiary of a mutual insurance holding company called Minnesota Mutual Companies, Inc. Personnel of Advantus Capital also manage Minnesota Life's investment portfolio. In addition, Minnesota Life, through its Advantus Shareholder Services division, serves as shareholder and administrative services agent to the Fund.

The investment sub-adviser of International Balanced Fund is Templeton Investment Counsel, LLC (Templeton Counsel), 500 East Broward Boulevard, Fort Lauderdale, Florida 33394. Templeton Counsel provides investment advice, and generally conducts the investment management program for the equity investments of the Fund. Templeton Counsel has entered into an agreement with its affiliate, Franklin Advisers, Inc. (FAV), One Franklin Parkway, San Mateo, California 94403, pursuant to which FAV provides investment advice, and generally conducts the investment management program for the fixed income investments of the Fund.

                                               INVESTING IN THE FUNDS         23

The following persons serve as the primary portfolio managers for the Funds:

                      PORTFOLIO MANAGER       PRIMARY PORTFOLIO      BUSINESS EXPERIENCE
      FUND                AND TITLE             MANAGER SINCE       DURING PAST FIVE YEARS
 BOND             Wayne R. Schmidt           May 1991              Vice President and
                  Portfolio Manager                                Portfolio Manager of
                                                                   Advantus Capital
 INTERNATIONAL    Edgerton Tucker Scott III  June 2000             Vice President and
  BALANCED        Co-Portfolio Manager                             Research Analyst,
                  (equity portfolio)                               Templeton Investment
                                                                   Counsel, LLC
                  Alexander C. Calvo         December 2001         Senior Vice President
                  Co-Portfolio Manager                             and Director of the
                  (fixed income portfolio)                         International Bond
                                                                   Department, Franklin
                                                                   Advisers, Inc.;
                                                                   Portfolio Manager and
                                                                   Director of Research of
                                                                   the International Bond
                                                                   Department, Franklin
                                                                   Templeton Investments
 MONEY MARKET     Steven S. Nelson           October, 1998         Vice President of
                  Portfolio Manager                                Advantus Capital since
                                                                   February 1999, Portfolio
                                                                   Manager of Advantus
                                                                   Capital since September
                                                                   1998
 MORTGAGE         Kent R. Weber              January 1990          Vice President of
  SECURITIES      Portfolio Manager                                Advantus Capital
 SPECTRUM         Matthew D. Finn            November 2001         Vice President and Head
                  Lead Portfolio Manager                           of Equities, Advantus
                                                                   Capital, since July
                                                                   2001; Senior Vice
                                                                   President and Chief
                                                                   Investment Officer -
                                                                   Growth and Income Group,
                                                                   Evergreen Investment
                                                                   Management, Inc., from
                                                                   March 1998 to June 2001
                  Allen D. Steinkopf         January 2002          Portfolio Manager of
                  Co-Portfolio Manager                             Advantus Capital since
                  (equities)                                       May 2000; Assistant
                                                                   Portfolio Manager,
                                                                   Advantus Capital, from
                                                                   June 1998 to April 2000
                  Wayne R. Schmidt           February 1999         Vice President of
                  Co-Portfolio Manager                             Advantus Capital
                  (fixed income)

24             INVESTING IN THE FUNDS

ADVISORY FEES

The Funds pay Advantus Capital advisory fees calculated on an annual basis for each Fund. Advantus Capital uses a portion of the applicable fee to pay a Fund's sub-adviser, if any. The advisory fee paid to Advantus Capital for each Fund during the most recent fiscal year, as a percentage of average daily net assets, was as follows:

                                      AGGREGATE FEE PAID DURING FISCAL
              FUND                     YEAR ENDED SEPTEMBER 30, 2002
 Bond                             %                       0.60
 International Balanced                                   0.70
 Money Market                                             0.50
 Mortgage Securities                                      0.475
 Spectrum                                                 0.50

INVESTMENT OBJECTIVE, POLICIES AND PRACTICES

BOND FUND

Bond Fund seeks a high level of current income consistent with prudent investment risk.

It is the Fund's policy to invest, under normal circumstances, at least 80% of the value of its net assets in bonds (for this purpose, "bonds" includes any debt security). The 80% investment policy is not fundamental, which means it may be changed without the vote of a majority of the Fund's outstanding shares, but shareholders will be notified in writing at least 60 days prior to any change of this policy. The Fund invests primarily in a variety of investment-grade debt securities which include:

     - investment-grade corporate debt obligations and mortgage-backed securities

     - debt securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities (including U.S. Treasury bills, notes and bonds)

     - investment-grade mortgage-backed securities issued by governmental agencies and financial institutions

     -  investment grade asset-backed securities

     - U.S. dollar denominated investment-grade debt securities issued by foreign governments and companies and publicly traded in the United States

     - debt obligations of U.S. banks, savings and loan associations and savings banks

The Fund will invest a portion of its assets in investment-grade debt obligations issued by domestic companies in a variety of industries. The Fund may invest in long-term debt securities (i.e., maturities of more than 10 years), intermediate debt securities (i.e., maturities from 3 to 10 years) and short-term debt securities (i.e., maturities of less than 3 years). In selecting corporate debt securities and their maturities, Advantus Capital seeks to maximize current income by engaging in a risk/return analysis that focuses on various factors such as industry outlook, current and anticipated market and economic conditions, general levels of debt prices and issuer operations.

                                               INVESTING IN THE FUNDS         25

--------------------
FOR YOUR INFORMATION
--------------------
The market prices of bonds are generally less volatile than stocks, although the market prices of bonds may be adversely affected during periods of rising interest rates. The values of fixed income securities generally rise and fall inversely with changes in prevailing interest rates. Duration is the most meaningful indicator of a fixed income security's sensitivity to interest rate changes.

The Fund may also invest a portion of its assets in government and non-governmental mortgage-related securities, including CMOs, and in stripped mortgage-backed securities and asset-backed securities. CMOs are debt obligations typically issued by either a government agency or a private special-purpose entity that are collateralized by residential or commercial mortgage loans or pools of residential mortgage loans. CMOs allocate the priority of the distribution of principal and interest from the underlying mortgage loans among various series. Each series differs from the other in terms of the priority right to receive cash payments from the underlying mortgage loans.

Stripped mortgage-backed securities also represent ownership interests in a pool of mortgages. However, the stripped mortgage-backed securities are separated into interest and principal components. The interest component only allows the interest holder to receive the interest portion of cash payments, while the principal component only allows the interest holder to receive the principal portion of cash payments.

Asset-backed securities represent interest in pools of consumer loans (such as credit card, trade or automobile loans). Investors in asset-backed securities are entitled to receive payments of principal and interest received by the pool entity from the underlying consumer loans net of any costs and expenses incurred by the entity.

As a rule of thumb, a portfolio of debt, mortgage-related and asset-backed securities experiences a decrease in principal value with an increase in interest rates. The extent of the decrease in principal value may be affected by the Fund's duration of its portfolio of debt, mortgage-related and asset-backed securities. Duration measures the relative price sensitivity of a security to changes in interest rates. "Effective" duration takes into consideration the likelihood that a security will be called, or prepaid, prior to maturity given current market interest rates. Typically, a security with a longer duration is more price sensitive than a security with a shorter duration. In general, a portfolio of debt, mortgage-related and asset-backed securities experiences a percentage decrease in principal value equal to its effective duration for each 1% increase in interest rates. For example, if the Fund holds a portfolio of securities with an effective duration of five years and interest rates rise 1%, the principal value of such securities could be expected to decrease by approximately 5%. The Fund expects that under normal circumstances the effective duration of its portfolio will range from four to seven years.

In addition, the Fund may invest lesser portions of its assets in interest rate and other bond futures contracts, convertible and non-convertible investment-grade and non-investment grade debt securities issued by domestic governments and companies, restricted and illiquid securities, options (the Fund may purchase, sell and write put and call options), stripped asset-backed securities, securities purchased on a when-issued or forward commitment basis, mortgage dollar roll transactions, direct mortgage investments, securities of other mutual funds, warrants, repurchase agreement transactions, and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

Although the Fund does not pursue an investment strategy of active and frequent trading of portfolio securities, the Fund makes changes in its portfolio securities which are considered advisable in light of market conditions. Portfolio turnover rates may therefore vary greatly from year to year. To the extent the Fund experiences high rates of portfolio turnover, it will incur correspondingly greater brokerage commission expenses, which may reduce investment returns. Higher rates of portfolio turnover may also result in larger capital gains distributions, which are taxable to Fund shareholders.

26             INVESTING IN THE FUNDS

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes, and without limit, in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find descriptions of these securities in the Statement of Additional Information.

RISKS. An investment in Bond Fund is subject to the following risks:

- Call Risk                 - Income Risk
- Credit Risk               - Inflation Risk
- Diversification Risk      - Interest Rate Risk
- Emerging Markets Risk     - Market Risk
- Extension Risk            - Prepayment Risk
- Foreign Securities Risk   - Securities Lending Risk
- Fund Risk                 - Short-Term Trading Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

                                               INVESTING IN THE FUNDS         27

--------------------
FOR YOUR INFORMATION
--------------------
The market prices of bonds are generally less volatile than stocks, although the market price of bonds may be adversely affected during periods of rising interest rates. The value of fixed income securities generally rise and fall inversely with changes in prevailing interest rates. Duration is the most meaningful indicator of a fixed income security's sensitivity to interest rate changes.

INTERNATIONAL BALANCED FUND

International Balanced Fund seeks a high level of total return.

The Fund may invest in equity and debt securities issued by large and small international companies and governmental agencies. Normally, the Fund invests approximately 50% to 70% of its assets in international equity securities. In addition, the Fund invests approximately 30% to 50% of its assets in international investment-grade debt securities. The Fund invests primarily in securities of companies or governments in developed foreign markets. However, the Fund may also invest up to 20% of its total assets in equity securities of companies located in developing or emerging markets. In addition, the Fund may invest up to 10% of its total assets in debt securities of companies or governments located in developing or emerging markets. (For purposes of the investment percentages described in the preceding sentences, collateral received in connection with securities lending shall not be considered Fund assets.) Under normal circumstances, the Fund will maintain investments in at least three foreign countries.

The Fund invests in equity securities. Equity securities generally entitle the holder to participate in a company's general operating results. These include common stock, preferred stock, warrants or rights to purchase such securities. In selecting these equity securities, Templeton Counsel does a company-by-company analysis, rather than focusing on a specific industry or economic sector. Templeton Counsel concentrates primarily on the market price of a company's securities relative to its view regarding the company's long-term earnings potential. A company's historical value measures, including price/earnings ratios, profit margins and liquidation value, will also be considered.

In addition, the Fund invests in investment-grade debt securities. Debt securities represent an obligation of the issuer to repay a loan of money to it, and generally, provide for the payment of interest. These include bonds, notes and debentures; commercial paper; time deposits; bankers' acceptances; and structured investments which are more fully described in the Statement of Additional Information. In selecting debt securities FAV, pursuant to its agreement with Templeton Counsel, evaluates current, as well as expected future trends in, interest rates and general economic conditions. FAV then attempts to identify those securities and issuers which, in its judgment, are likely to perform well in such circumstances.

As a rule of thumb, a portfolio of debt securities experiences a decrease in principal value with an increase in interest rates. The extent of the decrease in principal value may be affected by the Fund's duration of its portfolio of debt securities. Duration measures the relative price sensitivity of a security to changes in interest rates. "Effective" duration takes into consideration the likelihood that a security will be called, or prepaid, prior to maturity given current market interest rates. Typically, a security with a longer duration is more price sensitive than a security with a shorter duration. In general, a portfolio of debt securities experiences a percentage decrease in principal value equal to its effective duration for each 1% increase in interest rates. For example, if the Fund holds a portfolio of securities with an effective duration of five years and interest rates rise 1%, the principal value of such securities could be expected to decrease by approximately 5%. The Fund expects that under normal circumstances the effective duration of its debt securities portfolio will range from three to six years.

The Fund may also invest a lesser portion of its assets in closed-end investment companies, restricted and illiquid securities, U.S. government and domestic investment-grade debt securities, American Depositary Receipts, European Depositary Receipts, securities and index

28             INVESTING IN THE FUNDS
futures contracts, forward foreign currency exchange contracts, exchange-traded foreign currency futures contracts, securities of other mutual funds, options (the Fund may purchase, sell and write put and call options), repurchase agreement transactions, securities purchased on a when-issued or forward commitment basis and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes, and without limit, in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You will find more information about these securities in the Statement of Additional Information.

RISKS. An investment in International Balanced Fund is subject to the following risks:

- Call Risk                 - Income Risk
- Company Risk              - Inflation Risk
- Credit Risk               - Interest Rate Risk
- Currency Risk             - Large Company Risk
- Diversification Risk      - Market Risk
- Emerging Markets Risk     - Mid Size Company Risk
- Euro Conversion Risk      - Sector Risk
- Foreign Securities Risk   - Securities Lending
- Fund Risk                   Risk
                            - Small Company Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

                                               INVESTING IN THE FUNDS         29

MONEY MARKET FUND

Money Market Fund seeks a high level of current income to the extent consistent with the preservation of capital and maintenance of liquidity.

The Fund invests in a variety of U.S. dollar denominated money market securities, including:

    - securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities (including bills, notes, bonds and certificates of indebtedness)

    - obligations of domestic banks, savings and loan associations, savings banks with total assets of at least $2 billion (including certificates of deposit, bank notes, commercial paper, time deposits and bankers' acceptances)

    - U.S. dollar denominated obligations of U.S. branches or agencies of foreign banks with total assets of at least $2 billion

    - U.S. dollar denominated obligations of Canadian chartered banks and London branches of U.S. banks with total assets of at least $2 billion

    - U.S. dollar denominated securities issued by foreign governments and companies and publicly traded in the United States

    - obligations of supranational entities such as the International Bank for Reconstruction and Development

    - domestic corporate, domestic limited partnership and affiliated foreign corporate obligations (including commercial paper, notes and bonds)

In addition, the Fund may invest lesser portions of its assets in securities of other mutual funds, restricted and illiquid securities, and other securities permitted as investments for money market funds by Rule 2a-7 under the Investment Company Act of 1940.

You can find descriptions of these securities in the Statement of Additional Information.

Generally, the Fund may purchase only securities rated within the two highest short-term rating categories of one or more national rating agencies. The Fund only invests in securities that mature in 397 calendar days or less from the date of purchase. The Fund maintains an average weighted maturity of 90 days or less.

RISKS. An investment in Money Market Fund is subject to the following risks:

- Credit Risk               - Inflation Risk
- Foreign Securities Risk   - Interest Rate Risk
- Fund Risk                 - Market Risk
- Income Risk               - Stable Price Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

30             INVESTING IN THE FUNDS

MORTGAGE SECURITIES FUND

Mortgage Securities Fund seeks a high level of current income consistent with prudent investment risk.

Under normal circumstances, the Fund invests at least 80% of its net assets (exclusive of collateral received in connection with securities lending) in mortgage-related securities. The 80% investment policy is not fundamental, which means it may be changed without the vote of a majority of the Fund's outstanding shares, but shareholders will be notified in writing at least 60 days prior to any change of this policy. Under this 80% investment policy the Fund invests a major portion of its assets in investment-grade securities representing interests in pools of mortgage loans, and in a variety of other mortgage-related securities including collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities.

In selecting mortgage-related securities Advantus Capital considers a variety of factors, including prepayment risk, credit quality, liquidity, the collateral securing the underlying loan (for example, residential versus commercial real estate) and the type of underlying mortgage loan (for example, a 30 year fully-amortized loan versus a 15 year fully-amortized loan). Advantus Capital also takes into consideration current and expected trends in economic conditions, interest rates and the mortgage market and selects securities which, in its judgment, are likely to perform well in those circumstances.

The market for mortgage-related securities is generally liquid, but individual mortgage-related securities purchased by the Fund may be subject to the risk of reduced liability due to changes in quality ratings or changes in general market conditions which adversely affect particular mortgage-related securities or the broader mortgage securities market as a whole. In addition, the Fund may, at the time of purchase, invest up to 15% of its net assets in illiquid securities, and may also invest without limit in securities whose disposition is restricted under the federal securities laws but which have been determined by Advantus Capital to be liquid under liquidity guidelines adopted by the Fund's Board of Directors. Investments in illiquid and restricted securities present greater risks inasmuch as such securities may only be resold subject to statutory or regulatory restrictions, or if the Fund bears the costs of registering such securities. The Fund may, therefore, be unable to dispose of such securities as quickly as, or at prices as favorable as those for, comparable but liquid or unrestricted securities. As of September 30, 2002, the Fund had 3.8% of its net assets invested in illiquid securities, and 12.9% of its net assets invested in restricted securities deemed liquid pursuant to the liquidity guidelines. Advantus Capital continuously monitors the liquidity of portfolio securities and may determine that, because of a reduction in liquidity subsequent to purchase, securities which originally were determined to be liquid have become illiquid. This could result in more than 15% of the Fund's net assets being invested in illiquid securities.

Interests in pools of mortgage loans provide the security holder the right to receive out of the underlying mortgage loans periodic interest payments at a fixed rate and a full principal payment at a designated maturity or call date. Scheduled principal, interest and other payments on the underlying mortgage loans received by the sponsoring or guarantor entity are then distributed or "passed through" to security holders net of any service fees retained by the sponsor or guarantor. Additional payments passed through to security holders could arise from the prepayment of principal resulting from the sale of residential property, the refinancing of underlying mortgages, or the foreclosure of residential property. In "pass through" mortgage loan pools, payments to security holders will depend on whether

                                               INVESTING IN THE FUNDS         31

--------------------
FOR YOUR INFORMATION
--------------------
The market prices of bonds are generally less volatile than stocks, although the market prices of bonds may be adversely affected during periods of rising interest rates. The values of fixed income securities generally rise and fall inversely with changes in prevailing interest rates. Duration is the most meaningful indicator of a fixed income security's sensitivity to interest rate changes.

mortgagors make payments to the pooling entity on the underlying mortgage loans. To avoid this non-payment risk, the Fund may also invest in "modified pass through" mortgage loan pools which provide that the security holder will receive interest and principal payments regardless of whether mortgagors make payments on the underlying mortgage loans.

The Fund may invest in government or government-related mortgage loan pools or private mortgage loan pools. In government or government-related mortgage loan pools, the U.S. government or certain agencies guarantee to mortgage pool security holders the payment of principal and interest. The principal governmental guarantors of mortgage-related securities are the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC). FNMA and FHLMC generally guarantee payment of principal and interest on mortgage loan pool securities issued by certain pre-approved institutions (i.e., savings and loan institutions, commercial banks and mortgage bankers).

The Fund may also invest in private mortgage loan pools sponsored by commercial banks, insurance companies, mortgage bankers and other private financial institutions. Mortgage pools created by these non-governmental entities offer a higher rate of interest than government or government related securities. Unlike government agency sponsored mortgage loan pools, payment of interest and payment to investors is not guaranteed.

The Fund may also invest a major portion of its assets in CMOs and stripped mortgage-backed securities. CMOs are debt obligations issued by both government agencies and private special-purpose entities that are collateralized by residential or commercial mortgage loans. Unlike traditional mortgage loan pools, CMOs allocate the priority of the distribution of principal and level of interest from the underlying mortgage loans among various series. Each series differs from another in terms of the priority right to receive cash payments from the underlying mortgage loans. Each series may be further divided into classes in which the principal and interest payments payable to classes in the same series may be allocated. For instance, a certain class in a series may have right of priority over another class to receive principal and interest payments. Moreover, a certain class in a series may be entitled to receive only interest payments while another class in the same series may be only entitled to receive principal payments. As a result, the timing and the type of payments received by a CMO security holder may differ from the payments received by a security holder in a traditional mortgage loan pool.

Stripped mortgage-backed securities also represent ownership interests in a pool of mortgages. However, the stripped mortgage-backed securities are separated into interest and principal components. The interest component only allows the security holder to receive the interest portion of cash payments, while the principal component only allows the security holder to receive the principal portion of cash payments.

As a rule of thumb, a portfolio of fixed income securities (including mortgage related securities) experiences a decrease in principal value with an increase in interest rates. The extent of the decrease in principal value may be affected by the Fund's duration of its portfolio. Duration measures the relative price sensitivity of a security to changes in interest rates. "Effective" duration takes into consideration the likelihood that a security will be called, or prepaid, prior to maturity given current market interest rates. Typically, a security with a longer duration is more price sensitive than a security with a shorter duration. In general, a portfolio of fixed income securities experiences a percentage decrease in principal value equal to its effective duration for each 1% increase in interest rates. For example, if the Fund holds a portfolio of securities with an effective duration of five years and interest rates rise

32             INVESTING IN THE FUNDS

1%, the principal value of such securities could be expected to decrease by approximately 5%. The Fund expects that under normal circumstances the effective duration of its portfolio will range from one to seven years.

In addition, the Fund may invest lesser portions of its assets in non-investment grade mortgage-related securities, securities issued or guaranteed by the U.S. government or its agencies and instrumentalities, certificates of deposits, bankers' acceptances, investment-grade commercial paper, convertible and non-convertible investment-grade and non-investment grade corporate debt securities, securities of other mutual funds, restricted and illiquid securities, direct mortgage investments, interest rate and other bond futures contracts, asset-backed securities, stripped asset-backed securities, when-issued or forward commitment transactions and mortgage dollar rolls. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes, and without limit, in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find descriptions of these securities in the Statement of Additional Information.

RISKS. An investment in Mortgage Securities Fund is subject to the following risks:

- Call Risk                - Fund Risk
- Concentration Risk       - Income Risk
- Credit Risk              - Inflation Risk
- Diversification Risk     - Interest Rate Risk
- Emerging Markets Risk    - Market Risk
- Extension Risk           - Prepayment Risk
- Foreign Securities Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

                                               INVESTING IN THE FUNDS         33

SPECTRUM FUND

Spectrum Fund seeks the most favorable total return - from capital appreciation, interest and dividends - consistent with preservation of capital.

The Fund's portfolio may, at any time, consist of equity securities, investment-grade debt securities, mortgage-related securities, money market securities or any combination of these securities. The Fund's portfolio will be allocated among these asset classes based on Advantus Capital's risk/return analysis as to current economic or market conditions, trends in investment yields and investment rates, changes in fiscal or monetary policies and other relevant factors. If Advantus Capital believes total return from debt securities will exceed total return from equity securities, the Fund will overweight its investment in debt securities relative to the target portfolio weight of 40% fixed income securities. On the other hand, if Advantus Capital believes total return from equity securities will exceed total return from long or short-term debt securities, the Fund will overweight its investment in equity securities relative to the target portfolio weight of 60% equity securities. As a result, Advantus Capital has more discretion to invest in a variety of securities than most mutual funds. Under most circumstances, the Fund anticipates investing approximately 50% to 70% of its total assets in equity securities, approximately 30% to 50% of its total assets in long-term and short-term debt securities and mortgage-related securities, and approximately 0% to 10% of its total assets in money market securities. (For purposes of the investment percentages described in the preceding sentence, collateral received in connection with securities lending shall not be considered Fund assets.) However, Advantus Capital may allocate assets beyond these ranges in order to attempt to increase return or reduce risk.

              THE ADVANTUS SPECTRUM FUND
                                                                         [CHART]

            Typical ranges for equity, fixed income and money market investments.

The Fund invests primarily in common stocks but may also invest in preferred stocks and securities convertible into equity securities. In selecting equity securities, Advantus Capital looks first to an investment's potential for capital appreciation and then to its income potential. The Fund generally invests in equity securities of companies which either have strong long-term growth potential, or are believed by Advantus Capital to be temporarily undervalued or to show promise of improved results due to new management, products, markets or other factors.

34             INVESTING IN THE FUNDS

--------------------
FOR YOUR INFORMATION
--------------------
The market prices of bonds are generally less volatile than stocks, although the market prices of bonds may be adversely affected during periods of rising interest rates. The values of fixed income securities generally rise and fall inversely with changes in prevailing interest rates. Duration is the most meaningful indicator of a fixed income security's sensitivity to interest rate changes.

The Fund also may invest in long, intermediate and short-term investment-grade debt securities. These debt securities include U.S. Government and agency debt securities and investment-grade debt obligations of U.S. banks, savings and loan associations, savings banks with total assets of at least $2 billion, corporate debt obligations, notes and other investment-grade debt securities of any maturity and investment-grade commercial paper issued by U.S. corporations or affiliated foreign corporations.

The Fund may invest in government and non-governmental mortgage-related securities, including collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities, and may purchase securities on a when-issued or forward commitment basis. CMOs are debt obligations typically issued by either a government agency or a private special-purpose entity that are collateralized by residential or commercial mortgage loans or pools of residential mortgage loans. Stripped mortgage-backed securities represent ownership interests in a pool of mortgages. Securities purchased on a when-issued or delayed delivery basis require the Fund to purchase securities on a later date with the price fixed at the time of the purchase commitment.

In addition, the Fund may invest in money market securities that mature within one year from the date of purchase.

As a rule of thumb, a portfolio of debt and mortgage-related securities generally experiences a decrease in principal value with an increase in interest rates. The extent of the decrease in principal value may be affected by the Fund's duration of its portfolio of debt and mortgage-related securities. Duration measures the relative price sensitivity of a security to changes in interest rates. "Effective" duration takes into consideration the likelihood that a security will be called, or prepaid, prior to maturity given current market interest rates. Typically, a security with a longer duration is more price sensitive than a security with a shorter duration. In general, a portfolio of debt and mortgage-related securities experiences a percentage decrease in principal value equal to its effective duration for each 1% increase in interest rates. For example, if the Fund holds a portfolio of securities with an effective duration of five years and interest rates rise 1%, the principal value of such securities could be expected to decrease by approximately 5%. The Fund expects that under normal circumstances the effective duration of its debt and mortgage-related securities portfolio will range from one to seven years.

In addition, the Fund may invest lesser portions of its assets in convertible and non-convertible investment-grade and non-investment grade corporate debt obligations and mortgage-related securities, real estate investment trusts, securities of other mutual funds, restricted and illiquid securities, foreign securities, warrants, stock index futures contracts, options (the Fund may purchase, sell and write put and call options), interest rate and other bond futures contracts, asset-backed securities, stripped asset-backed securities, when-issued or forward commitment transactions and mortgage dollar rolls, direct mortgage investments, index depositary receipts and repurchase and reverse repurchase agreement transactions. To generate additional income, the Fund may lend securities representing one-third of the value of its total assets to broker-dealers, banks and other institutions.

Although the Fund does not pursue an investment strategy of active and frequent trading of portfolio securities, the Fund makes changes in its portfolio securities which are considered advisable in light of market conditions. Portfolio turnover rates may therefore vary greatly from year to year. To the extent the Fund experiences high rates of portfolio turnover, it will

                                               INVESTING IN THE FUNDS         35
incur correspondingly greater brokerage commission expenses, which may reduce investment returns. Higher rates of portfolio turnover may also result in larger capital gains distributions, which are taxable to Fund shareholders.

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes, and without limit, in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find descriptions of these securities in the Statement of Additional Information.

RISKS. An investment in Spectrum Fund is subject to the following risks:

- Call Risk               - Interest Rate Risk
- Company Risk            - Large Company Risk
- Credit Risk             - Market Risk
- Diversification Risk    - Mid Size Company Risk
- Emerging Markets Risk   - Prepayment Risk
- Extension Risk          - Sector Risk
- Foreign Securities      - Securities Lending Risk
  Risk                    - Short-Term Trading Risk
- Fund Risk               - Small Company Risk
- Income Risk
- Inflation Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

36             INVESTING IN THE FUNDS

--------------------
FOR YOUR INFORMATION
--------------------
In order to make informed decisions, investors must be aware of both the risks and rewards associated with investing. Not only should you understand the risks associated with your investments, but you must be comfortable with them as well. Risks are an inherent part of investing, and your investment in the Fund is subject to different types and varying degrees of risk.

DEFINING RISKS

Investment in each Fund involves risks. A Fund's yield and price are not guaranteed, and the value of an investment in a Fund will go up or down. The value of an investment in a particular Fund may be affected by the risks of investing in that Fund as identified for each Fund in "Investment Objective, Policies and Practices" above. The following glossary describes those identified risks associated with investing in the Funds.

    - CALL RISK - is the risk that securities with high interest rates (or other attributes that increase debt cost) will be prepaid by the issuer prior to maturity, particularly during periods of falling interest rates. In general, an issuer will call its debt securities if they can be refinanced by issuing new securities with a lower interest rate. The Fund is subject to the possibility that during periods of falling interest rates, an issuer will call its securities. As a result, the Fund would have to reinvest the proceeds in other securities with generally lower interest rates, resulting in a decline of the Fund's income.

    - COMPANY RISK - is the risk that individual securities may perform differently than the overall market. This may be a result of specific factors such as changes in corporate profitability due to the success or failure of specific products or management strategies, or it may be due to changes in investor perceptions regarding a company.

    - CONCENTRATION RISK - is the risk that the Fund's performance may be more susceptible to a single economic, regulatory or technological occurrence than an investment portfolio that does not concentrate its investments in a single industry. The Fund is subject to concentration risk if the Fund invests more than 25% of its total assets in a particular industry.

    - CREDIT RISK - is the risk that an issuer of a REIT or debt security (including mortgage-backed securities) will not make payments on the security when due, or that the other party to a contract will default on its obligation. There is also the risk that an issuer could suffer adverse changes in financial condition that could lower the credit quality of a security. This could lead to greater volatility in the price of the security and in shares of the Fund. Also, a change in the quality rating of a REIT security or a debt security can affect the security's liquidity and make it more difficult to sell. The Fund may attempt to minimize credit risk by investing in debt securities and other fixed income obligations considered at least investment grade at the time of purchase. However, all of these securities and obligations, especially those in the lower investment grade rating categories, have credit risk. In adverse economic or other circumstances, issuers of these lower rated securities and obligations are more likely to have difficulty making principal and interest payments than issuers of higher rated securities and obligations. If the Fund purchases unrated securities and obligations, it will depend on its investment adviser's or sub-adviser's analysis of credit risk more heavily than usual.

    - CURRENCY RISK - is the risk that changes in foreign currency exchange rates will increase or decrease the value of foreign securities or the amount of income or gain received on such securities. A strong U.S. dollar relative to these other currencies will adversely affect the value of the Fund. Attempts by the Fund to minimize the effects of currency fluctuations through the use of foreign currency hedging transactions may not be successful or the Fund's hedging transactions may cause the Fund to be unable to take advantage of a favorable change in the value of foreign currencies.

    - DIVERSIFICATION RISK - is the risk that the Fund's performance may be more susceptible to a single economic, regulatory or technological occurrence than a more diversified

                                               INVESTING IN THE FUNDS         37
      investment portfolio. The Fund is subject to diversification risk if the Fund may invest more than 5% of its total assets in the securities of a single issuer with respect to 25% of its total investment portfolio (a Fund is considered diversified, as defined in the Investment Company Act of 1940, if it does not invest more than 5% of its total assets in the securities of a single issuer with respect to 75% of its total investment portfolio).

    - EMERGING MARKETS RISK - is the risk that the value of securities issued by companies located in emerging market countries may be subject to greater volatility than foreign securities issued by companies in developed markets. Risks of investing in foreign securities issued by companies in emerging market countries include, among other things, greater social, political and economic instability, lack of liquidity and greater price volatility due to small market size and low trading volume, certain national policies that restrict investment opportunities and the lack of legal structures governing private and foreign investment and private property.

    - EURO CONVERSION RISK - is the risk that the value of foreign securities of companies located in European Monetary Union (EMU) countries may decrease due to market volatility resulting from the conversion of certain EMU country currencies to the Euro. It is not possible to predict the impact of the Euro on the business or financial condition of European issues or on the Fund. The transition and the elimination of currency risks amount EMU countries may change the economic environment and behavior of investors, particularly in European markets. To the extent the Fund holds non-U.S. dollar (Euro or other) denominated securities, it will still be exposed to currency risk due to fluctuations in those currencies versus the U.S. dollar.

    - EXTENSION RISK - is the risk that rising interest rates could cause property owners to prepay their mortgages more slowly than expected, resulting in slower prepayments of mortgage-backed securities and real estate debt securities. This would, in effect, convert a short or medium-duration security into a longer-duration security, increasing its sensitivity to interest rate changes and causing its price to decline. Duration measures the expected price sensitivity of a fixed income security or portfolio for a given change in interest rates. For example, if interest rates rise by one percent, the value of a security or portfolio having a duration of two years generally will fall by approximately two percent.

    - FOREIGN SECURITIES RISK - is the risk that the value of foreign companies or foreign government securities held by the Fund may be subject to greater volatility than domestic securities. Risks of foreign securities include, among other things:

          POLITICAL AND ECONOMIC RISKS. Investing in foreign securities is subject to the risk of political, social or economic instability in the country of the issuer of the security, the difficulty of predicting international trade patterns, the possibility of exchange controls, expropriation, limits on currency removal or nationalization of assets.

          FOREIGN TAX RISK. The Fund's income from foreign issuers may be subject to non-U.S. withholding taxes. In some countries, the Fund may be subject to taxes on trading profits and, on certain securities transactions, transfer or stamp duties.
          To the extent foreign income taxes are paid by the Fund, U.S. shareholders may be entitled to a credit or deduction for U.S. tax purposes.

38             INVESTING IN THE FUNDS

          FOREIGN INVESTMENT RESTRICTION RISK. Some countries, particularly emerging market countries, restrict to varying degrees foreign investment in their securities markets. In some circumstances, these restrictions may limit or preclude investment in certain countries or may increase the cost of investing in securities of particular companies.

          FOREIGN SECURITIES MARKET RISK. Securities of many foreign companies may be less liquid and their prices more volatile than securities of domestic companies. Securities of companies traded outside the U.S. may be subject to further risks due to the inexperience of local brokers and financial institutions, the possibility of permanent or temporary termination of trading, and greater spreads between bid and asked prices for securities. Moreover, foreign stock exchanges and brokers are subject to less governmental regulation, and commissions may be higher than in the U.S.
          In addition, there may be delays in the settlement of foreign stock exchange transactions.

          INFORMATION AND REMEDIES RISK. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory requirements that apply to domestic companies. As a result, less information may be available to investors concerning foreign issuers. In addition, the Fund may have greater difficulty voting proxies, exercising shareholder rights, pursuing legal remedies and obtaining judgments with respect to foreign investments in foreign courts than with domestic companies in domestic courts.

    - FUND RISK - is the risk that Fund performance may not meet or exceed that of the market as a whole. The performance of the Fund will depend on the Fund's investment adviser's or sub-adviser's judgment of economic and market policies, trends in investment yields and monetary policy. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives or the market generally.

    - INCOME RISK - is the risk that the Fund may experience a decline in its income due to falling interest rates.

    - INFLATION RISK - is the risk that even if the principal value of an investment in the Fund remains constant or increases, or the income from the investment remains constant or increases, their real value may be less in the future because of inflation. Thus, as inflation occurs, the purchasing power of an investor's Fund shares may decline, even if their value in dollars increases.

    - INTEREST RATE RISK - is the risk that the value of a debt security, mortgage-backed security or fixed income obligation (including mortgage REITs) will decline due to changes in market interest rates. Generally, when interest rates rise, the value of such a security or obligation decreases. Conversely, when interest rates decline, the value of a debt security, mortgage-backed security or fixed income obligation (including mortgage REITs) generally increases. Long-term debt securities, mortgage-backed securities and fixed income obligations are generally more sensitive to interest rate changes.

    - LARGE COMPANY RISK - is the risk that a portfolio of large capitalization company securities may underperform the market as a whole.

    - MARKET RISK - is the risk that equity securities are subject to adverse trends in equity markets. Securities are subject to price movements due to changes in general economic conditions, the level of prevailing interest rates or investor perceptions of the market. In

                                               INVESTING IN THE FUNDS         39
      addition, prices are affected by the outlook for overall corporate profitability. Market prices of equity securities are generally more volatile than debt securities. This may cause a security to be worth less than the price originally paid for it, or less than it was worth an earlier time. Market risk may affect a single issuer or the market as a whole. As a result, a portfolio of such equity securities may underperform the market as a whole.

    - MID SIZE COMPANY RISK - is the risk that securities of mid capitalization companies may be more vulnerable to adverse developments than those of large companies due to such companies' limited product lines, limited markets and financial resources and dependence upon a relatively small management group.

    - PREPAYMENT RISK - is the risk that falling interest rates could cause prepayments of mortgage loans to occur more quickly than expected. This occurs because, as interest rates fall, more property owners refinance the mortgages underlying mortgage-backed securities (including mortgage REITs). The Fund must reinvest the prepayments at a time when interest rates of new mortgage investments are falling, reducing the income of the Fund. In addition, when interest rates fall, prices of mortgage-backed securities may not rise as much as for other types of comparable securities because investors may anticipate an increase in mortgage prepayments.

    - SECTOR RISK - is the risk that the securities of companies within specific industries or sectors of the economy can periodically perform differently than the overall market. This may be due to changes in such things as the regulatory or competitive environment or to changes in investor perceptions regarding a company.

    - SECURITIES LENDING RISK - is the risk that the Fund may experience a delay in the recovery of loaned securities, or even the loss of rights in the collateral deposited by the borrower if the borrower should fail financially. To reduce these risks, the Fund enters into loan arrangements only with institutions that the Fund's investment adviser or sub-adviser has determined are creditworthy.

    - SHORT-TERM TRADING RISK - is the risk that a Fund may trade securities frequently and hold securities in its portfolio for one year or less. Frequent purchases and sales of securities will increase the Fund's transaction costs. Factors that can lead to short-term trading include market volatility, a significant positive or negative development concerning a security, an attempt to maintain a Fund's market capitalization target, and the need to sell a security to meet redemption activity.

    - SMALL COMPANY RISK - is the risk that equity securities of small capitalization companies (including small capitalization REIT's) are subject to greater price volatility due to, among other things, such companies' small size, limited product lines, limited access to financing sources and limited management depth. In addition, the frequency and volume of trading of such securities may be less than is typical of larger companies, making them subject to wider price fluctuations. In some cases, there could be difficulties in selling securities of small capitalization companies at the desired time.

    - STABLE PRICE RISK - is the risk that the Money Market Fund will not be able to maintain a stable share price of $1.00. There may be situations where the Fund's share price could fall below $1.00, which would reduce the value of an investor's account.

40             INVESTING IN THE FUNDS

                                                                       [GRAPHIC]

                                                       BUYING AND SELLING SHARES

---------------
REFERENCE POINT
---------------
All Advantus Funds offer Class A, Class B and Class C shares, except for Money Market Fund (a single class of shares) and Advantus Real Estate Securities Fund, Inc. (Class A and Class B shares only).

CHOOSING A SHARE CLASS

You may purchase Class A, Class B or Class C shares of each of the Funds, except Money Market Fund. Money Market Fund offers only a single class of shares. Your decision to purchase a particular class will depend on a number of factors such as the amount you wish to invest, the amount of time you wish to hold on to your investment and whether you intend to make additional investments.

    CLASS A SHARES. If you invest in Class A shares, you will generally pay an initial sales charge. However, you will not be assessed an initial sales charge for purchases of Class A shares of $1 million or more, but a deferred sales charge will be imposed if you sell such shares within one year after the date of purchase. There are several ways to reduce or waive these sales charges that are described in "Reducing Sales Charges" below. Class A shares generally have lower annual operating expenses than Class B and Class C shares.

    CLASS B SHARES. If you invest in Class B shares, you will not pay an initial sales charge. However, if you wish to sell your shares within six years from the date of your purchase, you will pay a deferred sales charge. If you maintain your Class B shares for a certain period of time, your Class B shares will automatically convert to Class A shares in the manner described in "Sales and Distribution Charges" below. Class B shares generally have higher annual operating expenses than Class A shares.

    CLASS C SHARES. If you invest in Class C shares, you will not pay an initial sales charge. Unlike Class B shares, you will not pay a deferred sales charge if you wish to sell your shares. Class C shares generally have higher annual operating expenses than Class A shares. Class C shares will automatically convert to Class A shares in the manner described in "Sales and Distribution Charges" below, but you must hold on to such shares for a longer period of time than Class B shares prior to conversion.

If you qualify for a reduction or waiver of the sales charge you should purchase Class A shares. If you expect to hold shares for a short period of time you may prefer to purchase Class C shares since these shares may be purchased and sold without any initial or deferred sales charge. If you expect to hold shares longer you may prefer to purchase Class B shares since these shares convert to Class A shares sooner than Class C shares.

INTERNATIONAL BALANCED FUND REDEMPTION FEE

The International Balanced Fund will impose a short-term redemption fee on shares of all classes purchased and held for less than 60 days. The fee is 2% of the redemption value and is deducted from the redemption proceeds. The fee is retained by the Fund for the benefit of its long-term shareholders. It is intended to discourage short-term trading of the Fund by

                                            BUYING AND SELLING SHARES         41
market timers or other investors who do not share the long-term strategy of the Fund, and to reduce the expenses of long-term shareholders for the trading and other costs associated with short-term investments in the Fund.

A redemption fee will not be charged on shares acquired by reinvestment of dividends or capital gains distributions. If you own shares purchased on different days, shares with the longest holding period will be redeemed first for purposes of determining whether the redemption fee applies.

SALES AND DISTRIBUTION CHARGES

As an investor, you pay certain fees and expenses in connection with each Fund. Sales charges, whether initial or contingent deferred, are paid from your account, except in the case of Money Market Fund. Annual fund operating expenses (including distribution and shareholder servicing fees) are paid out of Fund assets, which affects the Fund's share price.

MONEY MARKET FUND SHARES. Shares of Money Market Fund are sold without an initial sales charge or contingent deferred sales charge. Fund shares are subject to a shareholder servicing fee (Rule 12b-1 fee) that is payable at an annual rate of 0.25% of average daily net assets attributable to the Fund's shares. The Fund has adopted a shareholder servicing plan that allows the Fund to pay fees for services provided to shareholders. Because these fees are paid out of the Fund's assets continuously, over time the fees will increase the cost of your investment.

CLASS A SHARES. If you purchase Class A shares of the Advantus Multiple Class Funds, you will generally pay an initial sales charge. The amount of the initial sales charge will vary, depending on the Fund you select. Class A sales charges are calculated as follows:

                     INITIAL SALES CHARGES APPLICABLE TO BOND FUND
                              AND MORTGAGE SECURITIES FUND

                                                              SALES CHARGE AS A PERCENTAGE OF:
    Value of Your Total Investment                           Net Offering Price  Amount Invested
    Less than $100,000                                  %           4.5                  4.71
    At least $100,000 but less than $250,000                        3.5                  3.63
    At least $250,000 but less than $500,000                        2.5                  2.56
    At least $500,000 but less than $1,000,000                      2.0                  2.04
    At least $1,000,000 and over(1)                                   0                     0

42             BUYING AND SELLING SHARES

               INITIAL SALES CHARGES APPLICABLE TO INTERNATIONAL
                        BALANCED FUND AND SPECTRUM FUND

                                                 SALES CHARGE AS A PERCENTAGE OF:
 Value of Your Total Investment                 Net Offering Price  Amount Invested
 Less than $50,000                          %              5.5              5.82
 At least $50,000 but less than $100,000                   4.5              4.71
 At least $100,000 but less than $250,000                  3.5              3.63
 At least $250,000 but less than $500,000                  2.5              2.56
 At least $500,000 but less than
  $1,000,000                                               2.0              2.04
 At least $1,000,000 and over(1)                             0                 0

 (1) You will not be assessed an initial sales charge for purchases of Class A shares of at least $1 million, but a contingent deferred sales charge of 1.00% will be imposed if you sell such shares within one year after the date of purchase.

The sales charge applicable to your initial investment in the Fund depends on the offering price of your investment. The sales charge applicable to subsequent investments, however, depends on the offering price of that investment plus the current net asset value of your previous investments in the Fund. For example, if you make an initial investment in Bond Fund with an offering price of $90,000 you will pay a sales charge equal to 4.5% of your $90,000 investment, but if you already own shares of Bond Fund with a current net asset value of $90,000 and you invest in additional shares of Bond Fund with an offering price of $10,000 you will pay a sales charge equal to 3.5% of the additional $10,000 since your total investment in the Fund would then be $100,000.

Class A shares are also subject to a shareholder servicing fee (Rule 12b-1 fee). The Fund has adopted a shareholder servicing plan that allows the Fund to pay fees for services provided to shareholders. Because these fees are paid out of the Fund's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. As a percentage of average daily net assets attributable to Class A shares of the Fund, the maximum Rule 12b-1 fee is 0.25%.

CLASS B SHARES. If you wish to sell your Class B shares within six years from the date of your purchase, you will pay a contingent deferred sales charge
(CDSC). The amount of the CDSC on Class B shares depends on the number of years since your purchase was made, the amount of shares originally purchased and the dollar amount being sold. The CDSC is based on the net asset value (NAV) of the shares being sold at the time of your purchase or your sale of such shares, whichever is lower. No CDSC is charged on shares acquired

                                            BUYING AND SELLING SHARES         43
through reinvestment of dividends or capital gains distributions, or on shares held longer than the applicable CDSC period. Class B CDSC is calculated as follows:

                                                                       CDSC APPLICABLE IN
                                                                     YEAR FOLLOWING DATE OF
                                                                            PURCHASE
      AMOUNT OF SHARES PURCHASED                                1     2     3     4     5     6
      Less than $50,000                                    %   5.0   4.5   3.5   2.5   1.5   1.5
      At least $50,000 but less than $100,000                  4.5   3.5   2.5   1.5   1.5     0
      At least $100,000 but less than $250,000                 3.5   2.5   1.5   1.5     0     0
      At least $250,000 but less than $500,000                 2.5   1.5   1.5     0     0     0
      At least $500,000 but less than $1,000,000               1.5   1.5     0     0     0     0

Purchase orders for Class B shares of $1 million or more will be treated as orders for Class A shares or declined.

To determine if a CDSC is payable for any redemption of Class B shares, CDSC calculation will be determined in a manner that results in the lowest CDSC charged.

Class B shares are also subject to a Rule 12b-1 fee that is payable at an annual rate of 1.00% of average daily net assets attributable to Class B shares of the Fund.

The Fund uses the proceeds from the CDSC to pay underwriting fees and expenses. The Fund uses the proceeds from Rule 12b-1 fees to pay expenses related to distribution and shareholder services to the Fund. As a result, the combination of the CDSC and Rule 12b-1 fees allows the Fund to sell Class B shares without any initial sales charge. Because these fees are paid out of the Fund's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class B shares will automatically convert to Class A shares on a specified date following your date of purchase. Thereafter, the Class A shares you receive upon conversion will not be subject to the higher annual operating expenses assessed on Class B shares. The conversion will be based on the relative NAVs of the two classes. For a description of NAV, see "Buying Shares" below. The date of conversion is based on the amount of shares purchased and is determined as described in the following table:

                                                          CONVERSION DATE FOLLOWING EXPIRATION
      AMOUNT OF SHARES PURCHASED                           OF PERIOD AFTER DATE OF PURCHASE*
      Less than $50,000                                                       84 months
      At least $50,000 but less than $100,000                                 76 months
      At least $100,000 but less than $250,000                                60 months
      At least $250,000 but less than $500,000                                44 months
      At least $500,000 but less than $1,000,000                              28 months

   * Conversion will occur on the fifteenth day of the month immediately following the termination of the applicable period. If the fifteenth day falls on a Saturday, Sunday or a national holiday, then conversion will occur on the most recent business day.

44             BUYING AND SELLING SHARES

CLASS C SHARES. Class C shares are sold without an initial sales charge or CDSC.

Class C shares are subject to a Rule 12b-1 fee that is payable at an annual rate of 1.00% of average daily net assets attributable to Class C shares of the Fund. The Fund uses the proceeds from Rule 12b-1 fees to pay expenses related to distribution and shareholder services to the Fund. Because these fees are paid out of the Fund's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Purchase orders for Class C shares of $1 million or more will be treated as orders for Class A shares or declined.

Class C shares will automatically convert to Class A shares on a specified date following your date of purchase. Thereafter, the Class A shares you receive upon conversion will not be subject to the higher annual operating expenses assessed on Class C shares. The conversion will be based on the relative NAVs of the two classes. Generally, Class C shares must be held longer than Class B shares before such shares automatically convert to Class A shares. Like Class B shares, the date of conversion is based on the amount of shares purchased and is determined as described in the following table:

                                                          CONVERSION DATE FOLLOWING EXPIRATION
      AMOUNT OF SHARES PURCHASED                           OF PERIOD AFTER DATE OF PURCHASE*
      Less than $50,000                                                       96 months
      At least $50,000 but less than $100,000                                 88 months
      At least $100,000 but less than $250,000                                72 months
      At least $250,000 but less than $500,000                                56 months
      At least $500,000 but less than $1,000,000                              40 months

   * Conversion will occur on the fifteenth day of the month immediately following the termination of the applicable period. If the fifteenth day falls on a Saturday, Sunday or a national holiday, then conversion will occur on the most recent business day.

Since the longer holding period for Class C shares enables the Fund to charge the higher Rule 12b-1 fee for a longer period, the Fund is able to offer Class C shares without an initial sales charge or CDSC.

REDUCING SALES CHARGES

PURCHASES OF SHARES. There are several ways you may reduce sales charges on your purchase of a Fund's shares.

    - AUTOMATIC INVESTMENT PLAN. Lets you automatically invest a specified amount in a Fund each month, which may result in a lower average cost per share through the principle of "dollar cost averaging." The automatic investment plan will not always result in a lower cost per share, nor will it alone reduce your sales charge.

    - COMBINATION PRIVILEGE. Lets you add the value of all shares you already own (Class A, Class B or Class C) in a Fund for purposes of calculating the sales charge.

                                            BUYING AND SELLING SHARES         45

    - FAMILY AND TRUST PRIVILEGE. Lets you combine purchases of shares of any class of a Fund made by your spouse, children and/or family trust for purposes of calculating the sales charge. If you wish to use this privilege, you must indicate on your account application that you are entitled to the reduced sales charge.

    - GROUP PURCHASES. Lets you purchase shares of a Fund with others as a group at a reduced sales charge applicable to the group as a whole. A purchase group must meet criteria established by Securian Financial Services, Inc. (Securian Financial), the Funds' underwriter.

    - LETTER OF INTENT. Lets you purchase Class A shares of a Fund over a 13 month period and receive the same sales charge as if all shares had been purchased at once.

For more information on any of these plans, please contact Advantus Shareholder Services by telephone at: (800) 665-6005.

WAIVER OF SALES CHARGE ON CLASS A SHARE PURCHASES. Class A shares may be offered without any sales charge to the following individuals and institutions:

    - officers, directors, employees, sales representatives and retirees of the Fund, Advantus Capital, Templeton Counsel and FAV (with respect to International Balanced Fund only), Securian Financial, Minnesota Life and affiliated companies of Minnesota Life, and their respective spouses, siblings, direct ancestors or direct descendants

    - independent legal counsel to the Funds' independent directors

    - Minnesota Life and its affiliated companies

    - trusts, pension or benefit plans sponsored by or on behalf of Advantus Capital, Securian Financial, Minnesota Life and affiliated companies of Minnesota Life

    - advisory clients of Advantus Capital or other affiliated companies of Minnesota Life

    - employees of sales representatives of Advantus Capital, Minnesota Life or affiliated companies of Minnesota Life

    - certain accounts as to which a bank or broker-dealer charges an account management fee, provided that the bank or broker-dealer has an agreement with Securian Financial

    - certain accounts sold by registered investment advisers

    - investors who, within sixty (60) days after redeeming shares of a class of shares generally subject to either an initial or deferred sales charge issued by a non-Advantus fund, purchase Class A shares with those redemption proceeds from Securian Financial or from a broker-dealer that has entered into an agreement with Securian Financial specifically providing for such net asset value purchase

    - employer-sponsored retirement plans described in Sections 401 or 403, or governmental retirement plans described in Section 457, of the Internal Revenue Code with total plan assets of not less than $500,000

WAIVER OF SALES CHARGES ON CLASS B SHARES. The CDSC for Class B shares will generally be waived in the following cases:

    - upon the automatic conversion of Class B shares to Class A shares;

46             BUYING AND SELLING SHARES

    - upon the Fund's decision to liquidate accounts with less than the minimum account size;

    - upon a shareholder's death or disability; and

    - in connection with Class B shares redeemed pursuant to a Systematic Withdrawal Plan, limited annually to Class B shares equal in amount to 12% of the value of a shareholder's account in a Fund at the time the Systematic Withdrawal Plan is established

For more information on these waivers, please see the Statement of Additional Information or contact Advantus Shareholder Services or Securian Financial.

BUYING SHARES

You may purchase shares of the Funds on any day the New York Stock Exchange
(NYSE) is open for business. The price for Fund shares is equal to the particular Fund's NAV plus any applicable sales charge. In the case of Money Market Fund, the NAV will normally be $1.00 per share. However, there is no assurance that Money Market Fund will maintain the $1.00 NAV. NAV is generally calculated as of the close of normal trading on the NYSE (typically 3:00 p.m. Central time). However, NAV is not calculated for a Fund on: (a) days in which changes in the Fund's portfolio do not materially change the Fund's NAV,
(b) days on which no Fund shares are purchased or sold, and (c) customary national business holidays on which the NYSE is closed for trading.

A Fund's NAV for each class is equal to the Fund's total investments attributable to such class less liabilities attributable to such class divided by the number of shares of such class. To determine NAV, a Fund other than Money Market Fund generally values the Fund's investments based on market quotations. If market quotations are not available for certain Fund investments, the investments are valued based on the fair value of the investments as determined in good faith by the Fund's board of directors. Debt securities may be valued based on calculations furnished to the Fund by a pricing service or by brokers who make a market in such securities. Securities in the Money Market Fund's portfolio are valued on an amortized cost basis. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of any discount or premium until the instrument's maturity, rather than looking at actual changes in the market value of the instrument.

You may purchase shares through Securian Financial or another authorized broker-dealer or financial services firm (which may independently establish and charge you transaction or other fees for its services). Your purchase order will be priced at the next NAV (plus the applicable initial sales charge for Class A shares) determined after your purchase order is received by the Funds' transfer agent. An order received by the Funds' transfer agent from a financial services firm after NAV is determined that day will nonetheless be processed at that day's NAV if the order was received by the firm from its customer prior to such determination and transmitted to and received by the transfer agent prior to its close of business that day. Other orders received after the close of normal trading on the NYSE will be priced at the NAV calculated on the next day the NYSE is open for trading.

A Fund may reject any purchase order when the Fund determines it would not be in the best interests of the Fund or its shareholders.

                                            BUYING AND SELLING SHARES         47

You may purchase shares of the Funds in any of the following ways:

BY CHECK.

    - New investors may purchase shares of the Funds by completing an account application and a check payable to "Advantus".

    - All checks must be in U.S. dollars. Cash, money orders, travelers checks, credit card and third-party checks are not accepted. If a check does not clear your bank, the Fund will cancel the purchase. If you purchase shares by check or bank draft and then redeem those shares, redemption proceeds are not available until your check or draft clears, which may be up to 15 days after the date of purchase.

    - Send the completed application and a check payable to "Advantus" to your registered representative's authorized broker-dealer or other financial services firm. If you do not have a registered representative, send the completed account application and check to:

    Advantus Funds Group
    P.O. Box 9767
    Providence, Rhode Island 02940-9767

    - If you wish to purchase additional shares, please send a check payable to "Advantus" to the above address (referencing your Advantus Fund selection). When purchasing additional shares, certain third-party checks are acceptable. Please contact Advantus Shareholder Services at:
      (800) 665-6005 for more information.

BY WIRE.

    - New investors may also purchase shares of the Funds by Federal Reserve or bank wire through a domestic bank.

    - You should first complete an account application and send it to your registered representative's authorized broker-dealer or other financial services firm. If you do not have a registered representative, send the completed account application to the address referenced above.

    - Prior to wiring any funds, you must contact Advantus Shareholder Services at: (800) 665-6005 for wire instructions. Wire purchases normally take two or more hours to complete. To be accepted the same day, wire purchases must be received by the close of normal trading on the NYSE.

BY INTERNET.

    - Existing Advantus shareholders may also purchase shares via the internet once they have established on-line authorization. Please contact Advantus Shareholder Services at: (800) 665-6005 for more information.

48             BUYING AND SELLING SHARES

---------------
REFERENCE POINT
---------------
Please see "Telephone Transactions" or "Internet Transactions" for instructions on how to sell shares by telephone or Internet.
See "Selling Shares - Signature Guarantee" below to determine whether your sale will require a signature guarantee.

SELLING SHARES

GENERAL. You may sell your shares at any time. You may make such requests by contacting the Fund directly by mail or by telephone or by Internet. Requests by mail should be sent to Advantus Funds Group, P.O. Box 9767, Providence, Rhode Island 02940-9767. You may also sell your shares by sending a facsimile request to Advantus Funds Group at: (508) 871-9960 if no signature guarantee is required.

Shares will be sold at the NAV next calculated after your sale order is received by the Funds' transfer agent less any applicable CDSC (for Class A shares subject to a CDSC and for Class B shares) or redemption fee (for shares of International Balanced Fund subject to a redemption fee). A sale order received by the Funds' transfer agent from a financial services firm after NAV is calculated that day will nonetheless be processed at that day's NAV if the order was received by the firm from its customer prior to such calculation and transmitted to and received by the transfer agent prior to its close of business that day. Class A shares not otherwise subject to a CDSC and Class C shares may generally be sold without any charge (Class A, Class B and Class C shares of International Balanced Fund may be subject to a 2% redemption fee if redeemed within 60 days of purchase).

The Fund will forward the sales proceeds to you as soon as possible, but generally no later than seven days after the Fund has received an order. If you designate a bank account with the Fund and wish to sell shares with a value of at least $500, then the proceeds can be wired directly to your bank account. If you elect to have proceeds sent by wire transfer, the current $15.00 wire charge will be deducted from your Fund account.

The amount you receive may be more or less than the original purchase price for your shares.

DELAY ON PURCHASES BY CHECK. Sales proceeds from shares purchased by check or bank draft, other than checks from government agencies, will not be available until your check or draft clears, which may take up to fifteen days after your purchase.

SYSTEMATIC WITHDRAWAL PLAN. If you have an account in a Fund with a value of at least $5,000, you may establish a Systematic Withdrawal Plan which allows you to sell a portion of your shares of such Fund for a fixed or variable amount over a period of time. Withdrawal payments for Class A shares purchased in amounts of $1 million or more and for Class B shares may also be subject to a CDSC. As a result, you should carefully consider whether a Systematic Withdrawal Plan is appropriate. More information about the Systematic Withdrawal Plan is provided in the Statement of Additional Information.

MEDALLION SIGNATURE GUARANTEE. In order to protect the Funds and shareholders against fraudulent requests, a medallion signature guarantee may be required in certain cases. No signature guarantee is required if the sale proceeds are less than $50,000 and are to be paid to the registered holder of the account at the address of record for that account. A medallion signature guarantee is required if:

    - sale proceeds are $50,000 or more

    - sale proceeds will be paid to someone other than the registered shareholder

    - sale proceeds will be mailed to an address other than the registered shareholder's address of record

                                            BUYING AND SELLING SHARES         49

    - instructions were received by the Fund within 30 days before the sale order to change the registered shareholder's address or bank wire instructions

    - shares are to be transferred to another Fund account holder

    - the request is not made by a pre-authorized trustee for a plan, trust or other tax-exempt organization

The Funds reserve the right to require signature guarantees on all sales. If your sale order requires a signature guarantee, the signature guarantee must be an original (not a copy) and must be a medallion signature guarantee provided by a domestic bank or trust company, broker, dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are:

    - Securities Transfer Agents Medallion Program (STAMP)

    - Stock Exchanges Medallion Program (SEMP)

    - New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP)

Signature guarantees from financial institutions which are not participants in a recognized medallion program will not be accepted.

MONEY MARKET FUND CHECKWRITING. You may elect to write checks against your Money Market Fund shares for amounts ranging from $250 to $100,000. Checks may not be written against your Fund shares that you purchased within the last 15 days unless you purchased such shares by wire transfer or a check from a government agency. There is no charge for your initial supply of checks, but a $7 fee will be charged for each subsequent order of additional checks. Please note that checkwriting is not an appropriate manner to close your account. More information about checkwriting is provided in the Statement of Additional Information.

AUTOMATIC PREMIUM PAYMENTS FROM MONEY MARKET FUND. You may authorize Minnesota Life to withdraw shares from your Money Market Fund account in amounts equal to premiums due on your Minnesota Life insurance policies. Payments may only be made when premiums are due on these insurance policies. For more information please contact Advantus Shareholder Services at: (800) 665-6005.

REINSTATEMENT PRIVILEGE. If you sell shares of a Fund other than Money Market Fund, you have a one-time privilege within 90 days after the sale to use some or all of the sale proceeds to purchase shares of any of the Advantus Multiple Class Funds at no sales charge. Following your sale of Class A or Class B shares, you will be entitled to purchase only Class A shares under this reinstatement privilege. Any CDSC incurred in connection with the prior sale of Class A or B shares within a 90 day period will not be refunded to a shareholder's account. Following your sale of Class C shares, you will be entitled to purchase only Class C shares under this reinstatement privilege.

50             BUYING AND SELLING SHARES

---------------
REFERENCE POINT
---------------
Please see "Telephone Transactions" or "Internet Transactions" for instructions on how to exchange shares by telephone or Internet.
---------------
REFERENCE POINT
---------------
Please see "Selling Shares" and "Exchanging Shares" for sale and exchange details.

EXCHANGING SHARES

You may exchange some or all of your shares of a Fund for shares of the same class of any other Advantus Multiple Class Fund or for shares of Money Market Fund provided the other Advantus Fund is available in your state. If you are considering an exchange into another Advantus Fund you should obtain the prospectus for that fund and read it carefully. Exchanges may only be made between Advantus Fund accounts with identical registrations. You may make exchanges by contacting the Fund by mail or by telephone or by Internet. Purchases by exchange are subject to the minimum investment requirements for the Advantus Funds. You may exchange your shares up to twelve times a year without restriction or charge. A $7.50 service fee will then be imposed on subsequent exchanges. The Fund reserves the right to change the terms of and impose additional limitations and charges on exchanges after giving 60 days' prior notice to shareholders.

Frequent exchanges may interfere with Fund management or operations and drive up Fund costs. The Fund is not designed for market timers, or for large or frequent transfers. To protect shareholders, the Fund may restrict or refuse purchases or exchanges by market timers. You will be considered to be a market timer if you have: (i) requested an exchange out of any Advantus Fund within two weeks of an earlier exchange request, or (ii) exchanged shares out of any Advantus Fund more than three times in a calendar quarter, or (iii) exchanged shares equal to at least $1 million, or more than 1% of the net assets of any class of shares of any Advantus Fund, or (iv) followed what otherwise seems to be a timing pattern in the exercise of exchange or transfer rights. Accounts under common control or ownership are combined for the purpose of determining these limitations.

Exchanges will be made based on the NAVs of the shares. No additional purchase or sales charges will generally be imposed on exchanges for shares. However, exchanges of shares from Money Market Fund are subject to applicable sales charges of the Advantus Fund being purchased, unless the Money Market Fund shares were previously acquired by an exchange from Class A or Class B shares of another Advantus Fund or by reinvestment or cross-reinvestment of dividends or capital gain distributions. If Class B shares are acquired by exchange of Class B shares of another Advantus Fund and later sold, any CDSC on such sale will be calculated as if no previous exchange occurred. However, shares of the Money Market Fund acquired by exchange from Class B shares will still be subject to the CDSC. The CDSC will be calculated without including the period that shares of the Money Market Fund are held. In addition, shares of International Balanced Fund exchanged within 60 days of purchase may be subject to a 2% redemption fee.

You may also elect to systematically exchange Fund shares for shares of other Advantus Funds on a monthly basis. Systematic exchanges must be for an exchange amount of at least $50.

More information about exchanging shares is provided in the Statement of Additional Information.

TELEPHONE TRANSACTIONS

You may sell or exchange Fund shares by telephone. You will automatically have the right to initiate such telephone transactions unless you elect not to do so on your account application. You may initiate telephone transactions by calling Advantus Shareholder Services at: (800) 665-6005. Automated service is available 24 hours a day or you may speak to a service representative Monday through Friday, from 7:30 a.m. to 5:15 p.m. (Central time). The maximum amount of shares you may sell by telephone is $50,000.

                                            BUYING AND SELLING SHARES         51

During periods of economic or market changes, you may experience difficulty in selling or exchanging shares due to a heavy volume of telephone calls. In such a case, you should consider submitting a written request as an alternative to a telephone sale or exchange. The Fund reserves the right to change, terminate or impose a fee on, telephone sale and exchange privileges after giving 60 days' prior notice to shareholders.

Unless you decline telephone privileges on your account application, you may be responsible for any fraudulent telephone order as long as the Fund takes reasonable measures to verify the order.

INTERNET TRANSACTIONS

PURCHASE, EXCHANGE AND REDEMPTION OF SHARES. The Advantus Funds maintain a web site located at www.advantusfunds.com. Existing Advantus Funds shareholders may purchase, exchange and redeem shares, and access account information such as account balance and the Fund's NAVs. In order to engage in transactions on our web site, you must first authorize us to transmit account information on-line and accept our policies and procedures. Please contact Advantus Shareholder Services at: (800) 665-6005. You may need to have bank account information or other information to complete the authorization process.

You may be responsible for any fraudulent Internet transactions as long as the Fund takes reasonable measures to verify the order.

ELECTRONIC DELIVERY OF DOCUMENTS. If you would like to have annual and semi-annual shareholder reports and updated prospectuses delivered to you electronically, rather than on paper, please visit our web site at www.advantusfunds.com.

ACCOUNT REQUIREMENTS

MINIMUM INVESTMENT AMOUNTS. A minimum initial investment of $1,000 is required to open your account in a Fund, except that $500 is the minimum initial investment required to open a qualified account or an account in which you have agreed to make investments of not less than $50 under an automatic investment plan ($25 for an automatic investment plan established prior to December 2, 2002). The minimum amount required for a subsequent investment in all types of accounts is $50.

MINIMUM ACCOUNT BALANCE. If for any reason the shares in your account have a value of less than $500 the Fund has the right to close your account. The Fund usually makes this determination in December of each year. You will be given at least 60 days' written notice to add funds to your account and reestablish the minimum balance.

LOW BALANCE FEE. The Fund will deduct a $10 annual fee from your account in December of each year if your account balance at that time is below $2,000. The low balance fee is waived for qualified accounts and for investors who have aggregate Advantus Fund account assets of $25,000 or more (only shares held directly in the investor's name, rather than in a broker's name, are aggregated for this purpose).

52             BUYING AND SELLING SHARES

                                                                       [GRAPHIC]

                                                         DISTRIBUTIONS AND TAXES

--------------------
FOR YOUR INFORMATION
--------------------
The redemption or exchange of Fund shares may generate a taxable event for you. Depending on the purchase price and the sale price of the shares you redeem or exchange, you may incur a gain or loss.

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Each Fund pays its shareholders dividends from its net investment income, and distributes any net capital gains that it has realized. Dividends, if any, in Bond Fund, Money Market Fund and Mortgage Securities Fund are declared daily, except that dividends for Saturdays, Sundays and holidays are declared on the next business day, and paid monthly. Dividends, if any, in International Balanced Fund and Spectrum Fund are paid quarterly. Net capital gains distributions are generally paid once a year. Distributions on Class A shares will generally be higher than Class B and Class C share distributions due to higher Rule 12b-1 fees applicable to Class B and Class C shares. Your distributions will be reinvested in additional shares of the Fund unless you instruct the Fund otherwise. Distributions of these additional shares are made at the NAV of the payment date. There are no fees or sales charges on reinvestments. If you wish to receive cash distributions, you may authorize the Fund to do so in your account application or by writing to Advantus Shareholder Services. If your cash distribution checks cannot be delivered by the postal or other delivery service to your address of record, all distributions will automatically be reinvested in additional shares of the Fund. No interest will be paid on amounts represented by uncashed distribution checks.

You may elect to have dividends invested in shares of the Money Market Fund or in shares of the same class of another Advantus Multiple Class Fund described in "Advantus Family of Funds" below. Dividends are valued at the NAV of such other Advantus Fund on the dividend payment date. To qualify for this privilege, you must maintain a minimum account balance of $500 in the Fund and the other applicable Advantus Fund. You must request this privilege by writing to Advantus Funds Group, P.O. Box 9767, Providence, Rhode Island 02940-9767.

TAXES

You will be taxed on both dividends and capital gains distributions paid by a Fund (unless you hold your shares through an IRA or other tax-deferred retirement account). Dividends and distributions are subject to tax regardless of whether they are automatically invested or are received in cash. Dividends paid from the Fund's investment income will be taxed as ordinary income. Capital gains distributions will be taxed as long-term capital gains, regardless of the length of time for which you have held your shares. Long-term capital gains are currently taxable to individuals at a maximum federal tax rate of 20%. If you purchase shares of the Fund before dividends or capital gains distributions, such dividends and distributions will reduce the NAV per share by the amount of such dividends and distributions. Furthermore, you will be subject to taxation on such dividends and distributions.

If you sell your shares, you will generally realize a capital gain or loss. Any gain will be treated as short-term if you have held the shares for one year or less, and long-term if you

                                              DISTRIBUTIONS AND TAXES         53
have held the shares more than one year. Short-term capital gains are taxed as ordinary income, while long-term capital gains are subject to a maximum federal tax rate of 20%. If you exchange your shares in a Fund for shares of another Advantus Fund, the exchange will be treated as a sale for federal tax purposes, and you will be taxed on any capital gain you realize on the sale.

A Fund makes changes in its portfolio that Advantus Capital or the Fund's investment sub-adviser, if any, deems advisable. The Fund's investment policies may cause the Fund's annual portfolio turnover rate (i.e., the ratio of sales and purchases of investments to the value of the Fund's entire portfolio) to be higher than that of most mutual funds. High portfolio turnover rates may cause the Fund to realize substantial capital gains which, when distributed to shareholders, will be taxable to them.

You will receive an annual statement from the Fund providing detailed information concerning the federal tax status of distributions you have received during the year.

The above is only a general discussion of the federal income tax consequences of an investment in a Fund. For more information, see the Statement of Additional Information. You should consult your own tax adviser for the specific federal, state or local tax consequences to you of an investment in a Fund.

54             DISTRIBUTIONS AND TAXES

                                                                       [GRAPHIC]

                                                            FINANCIAL HIGHLIGHTS

The following table describes each Fund's performance for the fiscal periods indicated. "Total return" shows how much your investment in the Fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions. These figures have been audited by KPMG LLP, the Funds' independent auditor, whose report, along with the Funds' financial statements, are included in the annual report, which is available upon request.

Per share data for a share of capital stock and selected information for each period are as follows for each Fund:

BOND FUND

 Financial Highlights                                                              CLASS A
                                                                          Year Ended September 30,
                                                                     '02     '01     '00     '99     '98
 Net Asset Value, Beginning of Period                          $     10.30    9.60    9.71   10.69   10.43
                                                               -------------------------------------------
 Income from Investment Operations:
    Net Investment Income                                              .52     .58     .58     .54     .59
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                    .27     .70    (.11)   (.79)    .30
                                                               -------------------------------------------
       Total from Investment Operations                                .79    1.28     .47    (.25)    .89
                                                               -------------------------------------------
 Less Distributions:
    Dividends from Net Investment Income                              (.52)   (.58)   (.58)   (.54)   (.60)
    Distributions from Net Realized Gains                               --      --      --    (.19)   (.03)
                                                               -------------------------------------------
       Total Distributions                                            (.52)   (.58)   (.58)   (.73)   (.63)
                                                               -------------------------------------------
 Net Asset Value, End of Period                                $     10.57   10.30    9.60    9.71   10.69
                                                               ===========================================
 Total Return (a)                                              %      7.90   13.68    5.04   (2.36)   8.75
 Net Assets, End of Period (in thousands)                      $    17,313  15,737  15,002  17,846  19,419
 Ratios to Average Net Assets:
    Expenses                                                   %      1.15    1.15    1.15    1.15    1.10
    Net Investment Income                                      %      5.07    5.77    6.08    5.41    5.55
    Expenses Without Waivers                                   %      1.92    1.99    1.84    1.55    1.58
    Net Investment Income Without Waivers                      %      4.30    4.93    5.39    5.01    5.07
 Portfolio Turnover Rate (excluding short-term securities)     %     148.3   251.9   191.4   211.9   237.2

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         55

BOND FUND

 Financial Highlights                                                              CLASS B
                                                                          Year Ended September 30,
                                                                     '02     '01     '00     '99     '98
 Net Asset Value, Beginning of Period                          $     10.33    9.62    9.74   10.71   10.43
                                                               -------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                              .44     .50     .51     .47     .51
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                    .26     .72    (.12)   (.78)    .31
                                                               -------------------------------------------

       Total from Investment Operations                                .70    1.22     .39    (.31)    .82
                                                               -------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                              (.44)   (.51)   (.51)   (.47)   (.51)

    Distributions from Net Realized Gains                               --      --      --    (.19)   (.03)
                                                               -------------------------------------------

       Total Distributions                                            (.44)   (.51)   (.51)   (.66)   (.54)
                                                               -------------------------------------------

 Net Asset Value, End of Period                                $     10.59   10.33    9.62    9.74   10.71
                                                               ===========================================

 Total Return (a)                                              %      6.99   12.93    4.16   (2.98)   8.09

 Net Assets, End of Period (in thousands)                      $     6,308   6,582   6,755   8,171   8,894
 Ratios to Average Net Assets:

    Expenses                                                   %      1.90    1.90    1.90    1.90    1.90

    Net Investment Income                                      %      4.32    5.03    5.33    4.64    4.78

    Expenses Without Waivers                                   %      2.67    2.74    2.59    2.28    2.28

    Net Investment Income Without Waivers                      %      3.55    4.19    4.64    4.26    4.40

 Portfolio Turnover Rate (excluding short-term securities)     %     148.3   251.9   191.4   211.9   237.2

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

56             FINANCIAL HIGHLIGHTS

BOND FUND

 Financial Highlights                                                           CLASS C
                                                                          Year Ended September 30,
                                                                     '02     '01     '00     '99     '98
 Net Asset Value, Beginning of Period                          $     10.29    9.59    9.70   10.68   10.42
                                                               -------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                              .44     .50     .51     .47     .51
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                    .27     .70    (.11)   (.79)    .29
                                                               -------------------------------------------

       Total from Investment Operations                                .71    1.20     .40    (.32)    .80
                                                               -------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                              (.44)   (.50)   (.51)   (.47)   (.51)

    Distributions from Net Realized Gains                               --      --      --    (.19)   (.03)
                                                               -------------------------------------------

       Total Distributions                                            (.44)   (.50)   (.51)   (.66)   (.54)
                                                               -------------------------------------------

 Net Asset Value, End of Period                                $     10.56   10.29    9.59    9.70   10.68
                                                               ===========================================

 Total Return (a)                                              %      7.11   12.84    4.26   (3.10)   7.89

 Net Assets, End of Period (in thousands)                      $     1,106   1,029   1,112   1,594   2,089
 Ratios to Average Net Assets:

    Expenses                                                   %      1.90    1.90    1.91    1.90    1.90

    Net Investment Income                                      %      4.32    5.03    5.32    4.64    4.81

    Expenses Without Waivers                                   %      2.67    2.74    2.59    2.28    2.28

    Net Investment Income Without Waivers                      %      3.55    4.19    4.68    4.26    4.43

 Portfolio Turnover Rate (excluding short-term securities)     %     148.3   251.9   191.4   211.9   237.2

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         57

INTERNATIONAL BALANCED FUND

 Financial Highlights                                                            CLASS A
                                                                        Year Ended September 30,
                                                                   '02     '01     '00     '99     '98
 Net Asset Value, Beginning of Period                          $    9.28   11.59   11.80   10.56   13.29
                                                               -----------------------------------------

 Income from Investment Operations:

    Net Investment Income                                            .18     .18     .23     .21     .28
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                 (.59)  (1.28)    .50    1.52   (1.95)
                                                               -----------------------------------------

       Total from Investment Operations                             (.41)  (1.10)    .73    1.73   (1.67)
                                                               -----------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                              --    (.11)   (.36)   (.11)   (.14)

    Distributions from Net Realized Gains                           (.13)  (1.10)   (.58)   (.38)   (.92)

    Tax Return of Capital                                           (.02)     --      --      --      --
                                                               -----------------------------------------

       Total Distributions                                          (.15)  (1.21)   (.94)   (.49)  (1.06)
                                                               -----------------------------------------

 Net Asset Value, End of Period                                $    8.72    9.28   11.59   11.80   10.56
                                                               =========================================

 Total Return (a)                                              %   (4.62) (10.57)   6.26   16.65  (13.02)

 Net Assets, End of Period (in thousands)                      $  36,488  40,021  47,693  49,502  46,025
 Ratios to Average Net Assets:

    Expenses                                                   %    1.62    1.62    1.52    1.63    1.62

    Net Investment Income                                      %    1.84    1.60    1.92    1.77    2.38

    Expenses Without Waivers                                   %    1.72    1.73    1.65    1.70    1.91

    Net Investment Income Without Waivers                      %    1.74    1.49    1.79    1.70    2.09

 Portfolio Turnover Rate (excluding short-term securities)     %    47.8    35.6    44.2    73.8    57.0

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

58             FINANCIAL HIGHLIGHTS

INTERNATIONAL BALANCED FUND

 Financial Highlights                                                           CLASS B
                                                                       Year ended September 30,
                                                                   '02     '01     '00    '99    '98
 Net Asset Value, Beginning of Period                          $    9.17   11.49  11.66  10.47   13.23
                                                               ---------------------------------------

 Income from Investment Operations:

    Net Investment Income                                            .10     .11    .11    .12     .19
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                 (.59)  (1.28)   .51   1.51   (1.93)
                                                               ---------------------------------------

       Total from Investment Operations                             (.49)  (1.17)   .62   1.63   (1.74)
                                                               ---------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                              --    (.05)  (.21)  (.06)   (.10)

    Distributions from Net Realized Gains                           (.13)  (1.10)  (.58)  (.38)   (.92)
                                                               ---------------------------------------

       Total Distributions                                          (.13)  (1.15)  (.79)  (.44)  (1.02)
                                                               ---------------------------------------

 Net Asset Value, End of Period                                $    8.55    9.17  11.49  11.66   10.47
                                                               =======================================

 Total Return (a)                                              %   (5.52) (11.29)  5.32  15.84  (13.63)

 Net Assets, End of Period (in thousands)                      $   2,798   3,530  4,647  5,293   4,869
 Ratios to Average Net Assets:

    Expenses                                                   %    2.42    2.42   2.32   2.43    2.29

    Net Investment Income                                      %    1.04     .79   1.12    .94    1.77

    Expenses Without Waivers                                   %    2.47    2.48   2.42   2.43    2.44

    Net Investment Income Without Waivers                      %     .99     .74   1.02    .94    1.62

 Portfolio Turnover Rate (excluding short-term securities)     %    47.8    35.6   44.2   73.8    57.0

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         59

INTERNATIONAL BALANCED FUND

 Financial Highlights                                                            CLASS C
                                                                        Year Ended September 30,
                                                                   '02     '01     '00     '99     '98
 Net Asset Value, Beginning of Period                          $    9.18   11.50  11.66    10.48   13.24
                                                               -----------------------------------------

 Income from Investment Operations:

    Net Investment Income                                            .08     .11    .11      .10     .18
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                 (.57)  (1.28)   .51     1.52   (1.92)
                                                               -----------------------------------------

       Total from Investment Operations                             (.49)  (1.17)   .62     1.62   (1.74)
                                                               -----------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                              --    (.05)  (.20)    (.06)   (.10)

    Distributions from Net Realized Gains                           (.13)  (1.10)  (.58)    (.38)   (.92)
                                                               -----------------------------------------

       Total Distributions                                          (.13)  (1.15)  (.78)    (.44)  (1.02)
                                                               -----------------------------------------

 Net Asset Value, End of Period                                $    8.56    9.18  11.50    11.66   10.48
                                                               =========================================

 Total Return (a)                                              %   (5.52) (11.27)  5.36    15.71  (13.67)

 Net Assets, End of Period (in thousands)                      $     892   1,060  1,728    2,510   3,074
 Ratios to Average Net Assets:

    Expenses                                                   %    2.42    2.42   2.33     2.44    2.49

    Net Investment Income                                      %    1.04     .78   1.09      .94    1.52

    Expenses Without Waivers                                   %    2.47    2.48   2.43     2.44    2.64

    Net Investment Income Without Waivers                      %     .99     .73    .99      .94    1.37

 Portfolio Turnover Rate (excluding short-term securities)     %    47.8    35.6   44.2     73.8    57.0

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

60             FINANCIAL HIGHLIGHTS

MONEY MARKET FUND

 Financial Highlights
                                                                               Year Ended September 30,
                                                                      '02       '01       '00       '99       '98
 Net Asset Value, Beginning of Period                           $      1.00      1.00      1.00      1.00      1.00
                                                               -----------------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                               .01       .04       .05       .04       .05
                                                               -----------------------------------------------------

       Total from Investment Operations                                 .01       .04       .05       .04       .05
                                                               -----------------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                               (.01)     (.04)     (.05)     (.04)     (.05)
                                                               -----------------------------------------------------

       Total Distributions                                             (.01)     (.04)     (.05)     (.04)     (.05)
                                                               -----------------------------------------------------

 Net Asset Value, End of Period                                 $      1.00      1.00      1.00      1.00      1.00
                                                               =====================================================

 Total Return (a)                                               %      1.27      4.56      5.33      4.24      4.78

 Net Assets, End of Period (in thousands)                       $    41,928    42,483    42,188    41,203    60,901
 Ratios to Average Net Assets:

    Expenses                                                    %       .85       .85       .85       .85       .85

    Net Investment Income                                       %      1.26      4.45      5.21      4.17      4.68

    Expenses Without Waivers                                    %      1.56      1.66      1.78      1.56      1.41

    Net Investment Income Without Waivers                       %       .55      3.64      4.28      3.46      4.12

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         61

MORTGAGE SECURITIES FUND

 Financial Highlights                                                                   CLASS A
                                                                               Year Ended September 30,
                                                                      '02       '01       '00       '99       '98

 Net Asset Value, Beginning of Period                           $     10.99     10.37     10.30     10.75     10.54
                                                                    ------------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                               .70       .73       .69       .69       .64
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                     .11       .65       .09      (.45)      .25
                                                                    ------------------------------------------------

       Total from Investment Operations                                 .81      1.38       .78       .24       .89
                                                                    ------------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                               (.72)     (.72)     (.70)     (.68)     (.65)

    Tax Return of Capital                                              (.01)     (.04)     (.01)     (.01)     (.03)
                                                                    ------------------------------------------------

       Total Distributions                                             (.73)     (.76)     (.71)     (.69)     (.68)
                                                                    ------------------------------------------------

 Net Asset Value, End of Period                                 $     11.07     10.99     10.37     10.30     10.75
                                                                    ================================================

 Total Return (a)                                               %      7.88     13.90      7.70      2.26      8.73

 Net Assets, End of Period (in thousands)                       $    67,395    42,458    31,814    33,617    32,268
 Ratios to Average Net Assets:

    Expenses                                                    %       .95       .95       .95       .95       .95

    Net Investment Income                                       %      6.24      6.75      6.81      6.29      6.02

    Expenses Without Waivers                                    %      1.21      1.31      1.32      1.21      1.29

    Net Investment Income Without Waivers                       %      5.98      6.39      6.44      6.03      5.68

 Portfolio Turnover Rate (excluding short-term securities)      %      98.5      55.2      64.7     127.1     152.5

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

62             FINANCIAL HIGHLIGHTS

MORTGAGE SECURITIES FUND

 Financial Highlights                                                                   CLASS B
                                                                               Year Ended September 30,
                                                                      '02       '01       '00       '99       '98

 Net Asset Value, Beginning of Period                           $     11.01     10.39     10.33     10.77     10.56
                                                                    ------------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                               .61       .65       .61       .61       .57
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                     .12       .65       .08      (.44)      .24
                                                                    ------------------------------------------------

       Total from Investment Operations                                 .73      1.30       .69       .17       .81
                                                                    ------------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                               (.64)     (.64)     (.62)     (.60)     (.57)

    Tax Return of Capital                                              (.01)     (.04)     (.01)     (.01)     (.03)
                                                                    ------------------------------------------------

       Total Distributions                                             (.65)     (.68)     (.63)     (.61)     (.60)
                                                                    ------------------------------------------------

 Net Asset Value, End of Period                                 $     11.09     11.01     10.39     10.33     10.77
                                                                    ================================================

 Total Return (a)                                               %      6.99     13.05      6.90      1.51      7.92

 Net Assets, End of Period (in thousands)                       $    29,879    21,227    14,436    14,057    10,079
 Ratios to Average Net Assets:

    Expenses                                                    %      1.70      1.70      1.70      1.70      1.70

    Net Investment Income                                       %      5.49      6.00      6.06      5.57      5.33

    Expenses Without Waivers                                    %      1.96      2.06      2.07      1.94      1.99

    Net Investment Income Without Waivers                       %      5.23      5.64      5.69      5.33      5.04

 Portfolio Turnover Rate (excluding short-term securities)      %      98.5      55.2      64.7     127.1     152.5

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         63

MORTGAGE SECURITIES FUND

 Financial Highlights                                                                   CLASS C
                                                                               Year Ended September 30,
                                                                      '02       '01       '00       '99       '98

 Net Asset Value, Beginning of Period                           $     10.99     10.37     10.31     10.76     10.55
                                                                    ------------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                               .62       .66       .61       .61       .57
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                     .12       .64       .08      (.45)      .24
                                                                    ------------------------------------------------

       Total from Investment Operations                                 .74      1.30       .69       .16       .81
                                                                    ------------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                               (.64)     (.64)     (.62)     (.60)     (.57)

    Tax Return of Capital                                              (.01)     (.04)     (.01)     (.01)     (.03)
                                                                    ------------------------------------------------

       Total Distributions                                             (.65)     (.68)     (.63)     (.61)     (.60)
                                                                    ------------------------------------------------

 Net Asset Value, End of Period                                 $     11.08     10.99     10.37     10.31     10.76
                                                                    ================================================

 Total Return (a)                                               %      6.99     13.05      6.89      1.50      7.92

 Net Assets, End of Period (in thousands)                       $    10,411     5,216     3,259     5,126     4,343
 Ratios to Average Net Assets:

    Expenses                                                    %      1.70      1.70      1.70      1.70      1.70

    Net Investment Income                                       %      5.49      6.00      6.06      5.58      5.40

    Expenses Without Waivers                                    %      1.96      2.06      2.07      1.94      1.99

    Net Investment Income Without Waivers                       %      5.23      5.64      5.69      5.34      5.11

 Portfolio Turnover Rate (excluding short-term securities)      %      98.5      55.2      64.7     127.1     152.5

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

64             FINANCIAL HIGHLIGHTS

SPECTRUM FUND

 Financial Highlights                                                             CLASS A
                                                                         Year Ended September 30,
                                                                    '02     '01     '00     '99     '98
 Net Asset Value, Beginning of Period                           $   11.45   19.73   17.88   16.50   16.40
                                                                -----------------------------------------

 Income from Investment Operations:

    Net Investment Income                                             .23     .22     .31     .31     .33
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                  (.89)  (6.08)   2.55    2.30    1.40
                                                                -----------------------------------------

       Total from Investment Operations                              (.66)  (5.86)   2.86    2.61    1.73
                                                                -----------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                             (.25)   (.20)   (.30)   (.31)   (.33)

    Distributions from Net Realized Gains                              --   (2.22)   (.71)   (.92)  (1.30)
                                                                -----------------------------------------

       Total Distributions                                           (.25)  (2.42)  (1.01)  (1.23)  (1.63)
                                                                -----------------------------------------

 Net Asset Value, End of Period                                 $   10.54   11.45   19.73   17.88   16.50
                                                                =========================================

 Total Return (a)                                               %   (5.91) (32.35)  16.22   16.08   11.31

 Net Assets, End of Period (in thousands)                       $  36,974  45,066  77,964  73,613  68,157
 Ratios to Average Net Assets:

    Expenses                                                    %    1.22    1.12    1.11    1.10    1.19

    Net Investment Income                                       %    1.84    1.57    1.58    1.77    1.98

    Expenses Without Waivers                                    %    1.52    1.40    1.20    1.10    1.19

    Net Investment Income Without Waivers                       %    1.54    1.29    1.49    1.77    1.98

 Portfolio Turnover Rate (excluding short-term securities)      %   129.0   158.4   132.0   100.8   139.8

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         65

SPECTRUM FUND

 Financial Highlights                                                             CLASS B
                                                                         Year Ended September 30,
                                                                   '02     '01     '00     '99       '98
 Net Asset Value, Beginning of Period                          $   11.38   19.61   17.79   16.43     16.34
                                                               -------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                            .12     .11     .17     .19       .22
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                 (.87)  (6.03)   2.53    2.28      1.39
                                                               -------------------------------------------

       Total from Investment Operations                             (.75)  (5.92)   2.70    2.47      1.61
                                                               -------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                            (.16)   (.09)   (.17)   (.19)     (.22)

    Distributions from Net Realized Gains                             --   (2.22)   (.71)   (.92)    (1.30)
                                                               -------------------------------------------

       Total Distributions                                          (.16)  (2.31)   (.88)  (1.11)    (1.52)
                                                               -------------------------------------------

 Net Asset Value, End of Period                                $   10.47   11.38   19.61   17.79     16.43
                                                               ===========================================

 Total Return (a)                                              %   (6.56) (32.82)  15.51   15.31     10.55

 Net Assets, End of Period (in thousands)                      $  11,216  15,207  26,838  24,420    17,751
 Ratios to Average Net Assets:

    Expenses                                                   %    1.97    1.87    1.86    1.82      1.84

    Net Investment Income                                      %    1.09     .82     .83    1.06      1.32

    Expenses Without Waivers                                   %    2.27    2.15    1.95    1.82      1.84

    Net Investment Income Without Waivers                      %     .79     .54     .72    1.06      1.32

 Portfolio Turnover Rate (excluding short-term securities)     %   129.0   158.4   132.0   100.8     139.8

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

66             FINANCIAL HIGHLIGHTS

SPECTRUM FUND

 Financial Highlights                                                                CLASS C
                                                                            Year Ended September 30,
                                                                   '02     '01     '00     '99         '98
 Net Asset Value, Beginning of Period                          $   11.29   19.49   17.69   16.34        16.27
                                                               -------------------------------------------------

 Income from Investment Operations:

    Net Investment Income                                            .12     .11     .17     .19          .24
    Net Gains (Losses) on Securities
     (both realized and unrealized)                                 (.86)  (6.00)   2.51    2.27         1.36
                                                               -------------------------------------------------

       Total from Investment Operations                             (.74)  (5.89)   2.68    2.46         1.60
                                                               -------------------------------------------------

 Less Distributions:

    Dividends from Net Investment Income                            (.16)   (.09)   (.17)   (.19)        (.23)

    Distributions from Net Realized Gains                             --   (2.22)   (.71)   (.92)       (1.30)
                                                               -------------------------------------------------

       Total Distributions                                          (.16)  (2.31)   (.88)  (1.11)       (1.53)
                                                               -------------------------------------------------

 Net Asset Value, End of Period                                $   10.39   11.29   19.49   17.69        16.34
                                                               =================================================

 Total Return (a)                                              %   (6.54) (32.87)  15.38   15.29        10.57

 Net Assets, End of Period (in thousands)                      $   2,381   3,210   5,928   5,659        4,062
 Ratios to Average Net Assets:

    Expenses                                                   %    1.97    1.87    1.86    1.82         1.83

    Net Investment Income                                      %    1.09     .82     .83    1.07         1.31

    Expenses Without Waivers                                   %    2.27    2.15    1.95    1.82         1.83

    Net Investment Income Without Waivers                      %     .79     .54     .72    1.07         1.31

 Portfolio Turnover Rate (excluding short-term securities)     %   129.0   158.4   132.0   100.8        139.8

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         67

                                                               OTHER INFORMATION

SERVICE PROVIDERS

INVESTMENT ADVISER

Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
(651) 665-3826

INVESTMENT SUB-ADVISERS

INTERNATIONAL BALANCED FUND
Templeton Investment Counsel, LLC
500 East Broward Boulevard
Fort Lauderdale, Florida 33394
(954) 527-7500

Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, California 94403
(650) 312-2000

UNDERWRITER

Securian Financial Services, Inc.
400 Robert Street North
St. Paul, Minnesota 55101-2098
(651) 665-4833
(888) 237-1838

SHAREHOLDER AND ADMINISTRATIVE SERVICES AGENT

Advantus Shareholder Services
(a division of Minnesota Life Insurance Company)
(800) 665-6005

TRANSFER AGENT

PFPC Inc.
Advantus Funds Group
P.O. Box 9767
Providence, Rhode Island 02940-9767

CUSTODIANS

Bankers Trust Company
280 Park Avenue
New York, New York 10017

  BOND FUND
  MORTGAGE SECURITIES FUND

Wells Fargo Bank Minnesota
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

  INTERNATIONAL BALANCED FUND
  MONEY MARKET FUND
  SPECTRUM FUND

INDEPENDENT AUDITORS

KPMG LLP

GENERAL COUNSEL

Dorsey & Whitney LLP

INDEPENDENT LEGAL COUNSEL TO INDEPENDENT DIRECTORS

Faegre & Benson LLP

68             OTHER INFORMATION

ADVANTUS FAMILY OF FUNDS
Each of the Funds is a member of the Advantus family of funds. The following is a brief description of the investment objectives, policies and practices of all the Advantus Funds.

BOND
----------------------------------------------------
High level of current income by investing primarily in high quality debt securities.
CORNERSTONE
----------------------------------------------------
Long-term growth through investing primarily in stocks of large capitalization companies deemed to be undervalued relative to their future earnings and growth potential. ENTERPRISE
----------------------------------------------------
Long-term growth through investing primarily in common stocks issued by small capitalization companies.
HORIZON
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Long-term growth through investing primarily in common stocks issued by large capitalization companies.
INDEX 500
----------------------------------------------------
Investment results that correspond generally to the S&P 500 Index by investing a significant portion of its portfolio in common stocks included in the S&P 500 Index.*
INTERNATIONAL BALANCED
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Total return through investing primarily in stocks and bonds of large and small companies located outside the U.S.
MONEY MARKET
----------------------------------------------------
High level of current income by investing primarily in money market securities.
MORTGAGE SECURITIES
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High level of current income by investing primarily in mortgage-related securities.
REAL ESTATE SECURITIES
----------------------------------------------------
Total return through investing in real estate and
real-estate related securities.
SPECTRUM
----------------------------------------------------
Total return from a combination of income and capital appreciation through investing in a portfolio of stocks, debt securities and money market instruments.
VENTURE
----------------------------------------------------
Long-term growth through investing primarily in stocks of small capitalization companies deemed to be undervalued relative to their future earnings and growth potential.

An investment in any Advantus Fund will be subject to a variety of risks. As a result, an Advantus Fund may not always achieve its investment objective. You may obtain a prospectus for another Advantus Fund by calling the toll-free telephone number or writing to the address shown on the back cover of this prospectus under the caption "How to Obtain Additional Information". Read the prospectus carefully before you invest.

*"STANDARD & POOR'S-REGISTERED TRADEMARK-", "S&P 500-REGISTERED TRADEMARK-", "STANDARD & POOR'S 500", AND "500" ARE REGISTERED TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY ADVANTUS INDEX 500 FUND, INC. THE FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S AND STANDARD & POOR'S MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE FUND.

                                                    OTHER INFORMATION         69

SECURIAN FINANCIAL SERVICES, INC.                                   PRESORTED STANDARD
400 ROBERT STREET NORTH                                              U.S. POSTAGE PAID
ST. PAUL, MN 55101-2098                                                ST. PAUL, MN
                                                                      PERMIT NO. 3547
CHANGE SERVICE REQUESTED

ADDITIONAL INFORMATION ABOUT THE FUNDS

The Funds' annual and semi-annual reports list portfolio holdings, and discuss recent market conditions, economic trends and investment strategies that affected the Funds during the latest fiscal year.

A Statement of Additional Information (SAI) provides further information about the Funds. The current SAI is on file with the Securities and Exchange Commission and is incorporated by reference (is legally part of this Prospectus).

HOW TO OBTAIN ADDITIONAL INFORMATION

The SAI and the Funds' annual and semi-annual reports are available without charge upon request. You may obtain additional information or make any inquiries:

By Telephone - Call (800) 665-6005

By Mail - Write to Advantus Funds Group, P.O. Box 9767, Providence, Rhode Island
          02940-9767

Web Site Address - www.advantusfunds.com

Information about the Funds (including the SAI and annual and semi-annual reports) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. (telephone 1-202-942-8090). This information and other reports about the Funds are also available on the SEC's World Wide Web site at http://www.sec.gov. Copies of this information may be obtained by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102 or obtained by electronic request to: publicinfo@sec.gov. You will be charged a duplicating fee for copies.

Investment Company Act No. 811-5026 (Bond Fund)
Investment Company Act No. 811-8590 (International Balanced Fund)
Investment Company Act No. 811-4141 (Money Market Fund)
Investment Company Act No. 811-4140 (Mortgage Securities Fund)
Investment Company Act No. 811-4143 (Spectrum Fund)

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-C-2003 Advantus Capital Management, Inc.
   All rights reserved.

F. 58124 1-2003